UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Dine Brands Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018
Proxy Statement

Applebee's GRILL + BAR | IHOP

DINE BRANDS

2018 PROXY STATEMENT

450 North Brand Boulevard

Glendale, California 91203

(866) 995-DINE

April 2, 2018

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Dine Brands Global, Inc., which will be held on Tuesday, May 15, 2018, at 8:00 a.m., Local Time, at our offices located at 450 North Brand Boulevard, Glendale, California 91203. At this year’s Annual Meeting, you will be asked to: (i) elect the three Class III directors identified in this proxy statement; (ii) ratify the appointment of Ernst & Young LLP as our independent auditor; and (iii) approve, on an advisory basis, the compensation of our named executive officers.

Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. Voting your proxy will ensure your representation at the Annual Meeting. You can vote your shares over the Internet, by telephone or by using a traditional proxy card. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

We urge you to review carefully the proxy materials and to vote: FOR the election of each of the Class III directors identified in this proxy statement; FOR the ratification of the appointment of Ernst & Young LLP as our independent auditor; and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Thank you for your continued support of and interest in Dine Brands Global, Inc. We look forward to seeing you on May 15th.

Sincerely yours,

Richard J. Dahl	Stephen P. Joyce
Chairman of the Board of Directors	Chief Executive Officer

2018 PROXY STATEMENT

450 North Brand Boulevard

Glendale, California 91203

(866) 995-DINE

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2018

April 2, 2018

To the Stockholders of Dine Brands Global, Inc.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Dine Brands Global, Inc., a Delaware corporation (the “Corporation”), will be held at the Corporation’s offices located at 450 North Brand Boulevard, Glendale, California 91203, on Tuesday, May 15, 2018, at 8:00 a.m., Local Time, for the following purposes as more fully described in the accompanying proxy statement:

(1)	To elect the three Class III directors identified in the proxy statement;

(2)	To ratify the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2018; and

(3)	To approve, on an advisory basis, the compensation of the Corporation’s named executive officers.

Only stockholders of record at the close of business on March 19, 2018, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

Bryan R. Adel

Senior Vice President, Legal, General Counsel and Secretary

2018 PROXY STATEMENT

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders

of Dine Brands Global, Inc.

to be Held on May 15, 2018

The notice of the Annual Meeting, proxy statement and 2017 annual report to stockholders and the means to vote by Internet are available at www.envisionreports.com/DIN.

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the proxy card. If you did not receive a paper copy of the proxy statement with the proxy card and would like to vote by proxy card, please refer to the instructions on requesting a paper copy of these materials in this proxy statement. All stockholders are cordially invited to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted by another method.

2018 PROXY STATEMENT

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2018 PROXY STATEMENT
PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

450 North Brand Boulevard

Glendale, California 91203

(866) 995-DINE

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Q: Why am I receiving these materials?

A: Dine Brands Global, Inc. (the “Corporation”) has made these materials available to you on the Internet and by mail in connection with the Corporation’s solicitation of proxies for use at the Annual Meeting to be held on Tuesday, May 15, 2018, at 8:00 a.m., Local Time, and at any adjournment or postponement thereof. These materials were first sent or made available to stockholders on April 2, 2018. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Annual Meeting will be held at the Corporation’s offices located at 450 North Brand Boulevard, Glendale, California 91203.

Q: What is included in these materials?

A: These materials include:

•	This proxy statement for the Annual Meeting; and

•	The Corporation’s 2017 annual report to stockholders, which contains the annual report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission (“SEC”) on February 20, 2018.

Q: What items will be voted on at the Annual Meeting?

A: The Board of Directors is requesting that stockholders vote on the following three proposals at the Annual Meeting:

Proposal One: The election of the three Class III directors identified in this proxy statement.

Proposal Two: The ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2018.

Proposal Three: The approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

Q: What are the voting recommendations of the Board of Directors?

A: The Board of Directors recommends that you vote your shares:

•	“FOR” the three individuals nominated to serve as Class III directors;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2018; and

•	“FOR” the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

Q: Who is entitled to vote?

A: Only stockholders of record at the close of business on March 19, 2018 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 17,942,813 shares of common stock, par value $.01 per share (the “Common Stock”) outstanding. The holders of Common Stock are entitled to one vote per share. Stockholders of record of the Common Stock may vote their shares either in person or by proxy.

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PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Q: What constitutes a “quorum”?

A: A quorum is necessary to hold a valid meeting of stockholders. A quorum exists if the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote at the Annual Meeting are present in person or represented by proxy.

Q: How do I cast my vote?

A: There are four ways to vote:

•	By Internet. To vote by Internet, go to www.envisionreports.com/DIN. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time on May 14, 2018. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by Internet, do not return your proxy card or voting instruction card unless you intend to revoke your earlier vote. If you hold your shares in “street name,” please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

•	By Telephone. To vote by telephone, registered stockholders should dial 800-652-VOTE (8683) and follow the instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time, May 14, 2018. You will need the control number found either on the Notice of Internet Availability of Proxy Materials or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card unless you intend to revoke your earlier vote. If you hold your shares in street name, please refer to the Notice of Internet Availability of Proxy Materials or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

•	By Mail. By signing the proxy card and returning it in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. Stockholders are encouraged to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are ultimately unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•	In Person. If you attend the Annual Meeting and plan to vote in person, you will be provided with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares. Whether you are a stockholder of record or a beneficial owner, you must bring valid, government-issued photo identification to gain admission to the Annual Meeting. For directions to the Annual Meeting, please visit the Investors section of the Corporation’s website at http://www.dinebrands.com.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by 11:59 p.m., Eastern Time on May 14, 2018.

Q: What happens if I do not give specific voting instructions?

A: If you do not give specific voting instructions, the following will apply:

Stockholders of Record. If you are a stockholder of record and properly sign and return a proxy card, but do not give specific voting instructions for each proposal, then the proxy holders will vote your shares as follows:

•	“FOR” the election of three individuals nominated to serve as Class III directors;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2018; and

•	“FOR” the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers.

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PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the “NYSE”), the organization that holds your shares may generally vote on routine matters in its discretion (such as Proposal Two—ratification of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ended December 31, 2018) but cannot vote on non-routine matters (such as Proposal One—the election of the Corporation’s Class III directors and Proposal Three—the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the tabulator of votes that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote” and will have no impact on the voting results of such proposal. Accordingly, stockholders are urged to give their broker or bank instructions on voting their shares on all matters.

Q: How will my stock be voted on other business brought up at the Annual Meeting?

A: By signing and submitting your proxy card or voting your shares on the Internet or by telephone, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. As of the date of this proxy statement, the Corporation does not know of any other business to be considered at the Annual Meeting.

Q: Can I change my vote or revoke my proxy?

A: Yes. If you are a stockholder of record, you can change your vote at any time before it is voted at the Annual Meeting by entering a new vote using the Internet or telephone, by submitting a later-dated proxy card or by voting by ballot at the Annual Meeting. You may also revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Corporation or by revoking your proxy in person at the Annual Meeting. If you hold shares in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a legal proxy from your broker or other nominee authorizing you to vote the shares.

Q: What vote is necessary to pass the items of business at the Annual Meeting?

A: Assuming a quorum is present at the Annual Meeting, the three director nominees identified in this proxy statement will be elected if they receive a majority of the votes cast. This means that the individuals nominated for election to the Board of Directors (Proposal One) will be elected if the votes cast “FOR” such nominee’s election exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes have no effect on the proposal relating to the election of directors. Any nominee for director who receives a greater number of votes cast “AGAINST” his or her election than votes cast “FOR” such election is required to tender his or her resignation to the Nominating and Corporate Governance Committee of the Board of Directors within 15 days of the certification of the stockholder vote at the Annual Meeting. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the tendered resignation, and the Board of Directors will act on such recommendation within 90 days of the certification of the stockholder vote at the Annual Meeting.

The affirmative vote of a majority of the voting power of the stock present or represented by proxy and entitled to vote on the proposal is required to approve Proposal Two, the ratification of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2018 and Proposal Three, the approval, on an advisory basis, of the compensation of the Corporation’s named executive officers. If you abstain from voting on these matters, the abstention will have the same effect as a vote against that proposal. Broker non-votes, if any, will have no effect on the outcome of the proposals.

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: Pursuant to rules adopted by the SEC, the Corporation has elected to provide access to its proxy materials via the Internet. Accordingly, the Corporation mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders on April 2, 2018. The Notice contains instructions on how to access the Corporation’s proxy materials, including this proxy statement and the Corporation’s 2017 annual report to stockholders. The Notice also contains instructions on how to vote. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or

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PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTE

request to receive a printed set of the proxy materials by mail or electronically by email. The Corporation encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials on an ongoing basis, please follow the instructions included in the Notice. If you have previously elected to receive the Corporation’s proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q: What are the costs of this proxy solicitation and who will bear them?

A: The Corporation will bear the expense of printing, mailing and distributing these proxy materials and soliciting votes. In addition to using the mail, the Corporation’s directors, officers, employees, and agents may solicit proxies by personal interview, telephone, or otherwise, although they will not be paid any additional compensation. The Corporation will request brokers and nominees who hold shares of the Corporation’s Common Stock in their names to furnish proxy materials to beneficial owners of the shares. The Corporation will reimburse such brokers and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to such beneficial owners.

Q: Who will count the votes?

A: A representative of Computershare, transfer agent for the Corporation, will count the votes and will serve as the independent inspector of elections for the Annual Meeting.

Additional Information

The Corporate Governance section of the Dine Brands Global, Inc. website provides up-to-date information about the Corporation’s corporate governance policies and practices. In addition, the Investors section of the website includes links to the Corporation’s filings with the SEC, news releases, and investor presentations by management. Please note that information contained on the Corporation’s website does not constitute part of this proxy statement. You may also obtain a copy of our periodic filings from the SEC’s EDGAR database at www.sec.gov.

IMPORTANT NOTE

You should rely only on the information contained in this proxy statement to vote on the proposals at the Annual Meeting. The Corporation has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 2, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, unless indicated otherwise herein, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Current Board of Directors

There are currently 10 members of the Board of Directors who are divided into the following three classes:

Class I	Class II	Class III
Howard M. Berk	Larry A. Kay	Richard J. Dahl
Daniel J. Brestle	Douglas M. Pasquale	Stephen P. Joyce
Caroline W. Nahas Gilbert T. Ray		Patrick W. Rose* Lilian C. Tomovich

*	Patrick W. Rose will retire as of the Annual Meeting and will not stand for reelection as a Class III director. The Board of Directors has approved a reduction in the size of the Board of Directors from ten to nine directors, effective upon Mr. Rose’s retirement.

Class I directors will serve until the annual meeting in 2019, Class II directors will serve until the annual meeting in 2020 and Class III directors will serve until the Annual Meeting (in each case until their respective successors are duly elected and qualified). At the Annual Meeting, three Class III directors will be elected to serve a term of three years and until their respective successors are duly elected and qualified.

The Structure of the Board of Directors

The business and affairs of the Corporation are managed under the direction of the Board of Directors. It is management’s responsibility to formalize, propose and implement strategic choices and the Board of Directors’ role to approve strategic direction and evaluate strategic results, including both the performance of the Corporation and the performance of the Chief Executive Officer.

Effective September 2017, the Board of Directors approved changes to the Corporation’s Amended Bylaws to require the Chairman of the Board of Directors to be elected from the independent members of the Board of Directors as determined by the NYSE listing standards. Mr. Dahl was elected to serve as the independent Chairman of the Board of Directors effective September 2017.

The Board of Directors believes the separation of the roles of Chairman of the Board of Directors and Chief Executive Officer allows the Chief Executive Officer to focus on managing the daily operations of the business and enhances the Board of Directors’ independence from management, thus leading to better monitoring and oversight of management. The Board of Directors believes this structure best serves the interests of the Corporation and its stockholders.

In December 2017, the Board of Directors approved changes to the Corporation’s Corporate Governance Guidelines to outline the responsibilities of the Chairman of the Board of Directors. Amongst other responsibilities, the duties of the Chairman of the Board of Directors include:

•	leading and overseeing the Board of Directors;

•	presiding at Board of Directors meetings and the annual meeting of stockholders;

•	developing the agenda for Board of Directors meetings in consultation with the Chief Executive Officer;

•	working with the Nominating and Corporate Governance Committee to oversee the annual evaluations of the Board of Directors;

•	serving as the principal liaison between the independent directors and the Chief Executive Officer and other members of management provided that the Board of Directors also has full and unfettered access to the Chief Executive Officer and management;

•	advising and serving as a partner to the Chief Executive Officer;

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•	after reviewing with the Board of Directors, conducting the Chief Executive Officer’s annual performance review with the Chair of the Nominating and Corporate Governance Committee and conducting the Chief Executive Officer’s annual compensation discussion with the Chair of the Compensation Committee;

•	calling special meetings of stockholders and the Board of Directors as the Chairman of the Board of Directors deems appropriate; and

•	meeting with the Chair of each committee in the first quarter of each year to discuss and set such committee’s goals and priorities for the year following the annual meeting of stockholders.

Prior to September 2017, the roles of Chairman of the Board of Directors and Chief Executive Officer were combined and held by Julia A. Stewart from May 2006 to March 2017 and Mr. Dahl from March 2017 to September 2017. During the time the roles of Chairman of the Board of Directors and Chief Executive Officer were combined, the Board of Directors considered it useful and appropriate to appoint a Lead Director from among the independent directors to coordinate the activities of the independent directors. Mr. Dahl served as the Lead Director from January 2010 to March 2017, and Caroline W. Nahas served as the Lead Director from March 2017 to September 2017.

The Role of the Board of Directors in Risk Oversight

The Board of Directors and each of its committees have an active role in overseeing management of the Corporation’s risks. The Board of Directors regularly reviews information regarding the Corporation’s strategic, financial and operational risks and believes that evaluating how the executive team manages the various risks confronting the Corporation is one of its most important areas of oversight.

In carrying out this critical responsibility, the Board of Directors has established an Enterprise Risk Management Council consisting of key members of the risk management, quality assurance, legal, finance and internal audit functions within the Corporation. The Enterprise Risk Management Council assists the Board of Directors with the identification, assessment, management, and monitoring of risks inherent to the business of the Corporation and with risk management decisions pertaining to the Corporation’s practices and activities. The Enterprise Risk Management Council is led by the Corporation’s Executive Director, Risk Management, who reports regularly to the Audit and Finance Committee and the Board of Directors.

The Audit and Finance Committee oversees the Corporation’s policies with respect to risk assessment and risk management. In addition, the Audit and Finance Committee oversees and evaluates the management of risks associated with accounting, auditing, financial reporting, internal controls over financial reporting and cybersecurity. The Audit and Finance Committee assists the Board of Directors and the Chief Executive Officer in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance, qualifications, and independence of the Corporation’s independent auditor and the performance of the Corporation’s internal audit function. The Audit and Finance Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the Corporation’s internal audit function assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee and the Nominating and Corporate Governance Committee also oversee risks within their respective areas of responsibility. The Compensation Committee oversees the management of risks relating to the Corporation’s compensation policies and practices. The Nominating and Corporate Governance Committee oversees the management of risks associated with the Board of Directors’ organization, membership and structure, corporate governance, the independence of members of the Board of Directors and assessment of the performance and effectiveness of each member of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and management updates about such risks.

Director Independence

The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Board of Directors has had a majority of independent directors since the Corporation went public in 1991.

Under the NYSE rules, a director qualifies as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with the Corporation (either directly or as a partner, stockholder or officer of an organization

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that has a material relationship with the Corporation). Based upon a review of the directors’ backgrounds and business activities, the Board of Directors has affirmatively determined that directors Howard M. Berk, Daniel J. Brestle, Larry A. Kay, Caroline W. Nahas, Douglas M. Pasquale, Gilbert T. Ray, Patrick W. Rose and Lilian C. Tomovich have no material relationships (other than service as a director on the Board of Directors) with the Corporation and therefore that they each qualify as independent. In making its determination, the Board of Directors considered, amongst other factors, Mr. Berk’s position as a partner of MSD Capital, L.P. and the fact that MSD Capital, L.P. may be deemed to beneficially own 741,631 shares of the Corporation’s Common Stock.

Prior to Richard J. Dahl assuming the role of Interim Chief Executive Officer in March 2017, the Board of Directors affirmatively determined that Mr. Dahl had no material relationships (other than his service as a director on the Board of Directors) with the Corporation and therefore qualified as independent. In addition, after Mr. Dahl ceased service as the Interim Chief Executive Officer in September 2017, the Board of Directors affirmatively determined that Mr. Dahl qualified as independent. In making its determinations, the Board of Directors considered NYSE independence rules with respect to directors who serve as interim executive officers.

Effective September 12, 2017, concurrent with his appointment as Chief Executive Officer, Stephen P. Joyce no longer qualifies as an independent director. While serving in the role of Interim Chief Executive Officer from March 2017 to September 2017, Mr. Dahl did not qualify as an independent director. Prior to her departure from the Corporation and the Board of Directors in March 2017, Julia A. Stewart served as an executive officer of the Corporation and therefore did not qualify as an independent director.

Both the Sarbanes-Oxley Act of 2002 and the NYSE rules require the Board of Directors to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Board of Directors to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Corporation is in compliance with these requirements.

Codes of Conduct

The Corporation is committed to maintaining high standards of business conduct and corporate governance, which we consider essential to running the business efficiently, serving the Corporation’s stockholders well and maintaining the Corporation’s integrity in the marketplace. Accordingly, the Board of Directors has adopted a Global Code of Conduct, which applies to all directors, officers and employees of the Corporation. The Global Code of Conduct sets forth the fundamental principles and key policies that govern the way the Corporation conducts business, including workplace conduct, conflicts of interest, gifts and entertainment, political and community involvement, protection of corporate property, fair business practices, global relations and other laws and regulations applicable to the Corporation’s business.

In addition to the Global Code of Conduct, the Board of Directors has adopted a Code of Conduct for Non-Employee Directors, which serves as guidance to the Corporation’s non-employee directors on ethical issues including conflicts of interest, confidentiality, corporate opportunities, fair disclosure, protection and proper use of corporate assets, fair dealing, harassment and discrimination, and other laws and regulations applicable to the Corporation’s business.

The Board of Directors has also adopted the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. These individuals are expected to avoid actual or apparent conflicts between their personal and professional relationships and make full disclosure of any material transaction or relationship that could create or appear to create a conflict of interest to the General Counsel, who will inform and seek a determination from the Chair of the Audit and Finance Committee as to whether a conflict exists and the appropriate disposition of the matter. In addition, these individuals are expected to promote the corporate policy of making full, fair, accurate and understandable disclosure in all reports and documents filed with the SEC; report violations of the Code of Ethics to the General Counsel or the Chair of the Audit and Finance Committee; and request from the General Counsel any waivers of the Code of Ethics, which shall be publicly disclosed if required by applicable law.

Any waiver of any provision of the Global Code of Conduct or the Code of Ethics for Chief Executive Officer and Senior Financial Officers for any executive officer may be granted only by the Board of Directors. Any waiver of the Code of Conduct for Non-Employee Directors may be granted only by the disinterested directors of the Board of Directors or the Audit and Finance Committee, and any such waiver shall be promptly disclosed to the Corporation’s stockholders. The Board of Directors and the Audit and Finance Committee review whether such waivers are in the best interests of the Corporation and

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its stockholders, taking into account all relevant factors. In 2017, there were no waivers of (a) the Global Code of Conduct for executive officers, (b) the Code of Ethics for Chief Executive Officer and Senior Financial Officers, or (c) the Code of Conduct for Non-Employee Directors.

The Corporation also maintains an ethics hotline to allow any employee to express a concern or lodge a complaint, confidentially and anonymously, about any potential violation of the Corporation’s Global Code of Conduct.

Copies of the Global Code of Conduct, the Code of Conduct for Non-Employee Directors and the Code of Ethics for Chief Executive Officer and Senior Financial Officers can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. In addition, printed copies of the codes of conduct are available at no charge upon request to the Secretary at Dine Brands Global, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE. We will disclose any future substantive amendments to, or waivers granted to any officer from, the provisions of these ethics policies and standards on the Corporation’s website as promptly as practicable as may be required under applicable rules of the SEC or the NYSE.

Corporate Governance Guidelines

The Corporation has adopted corporate governance guidelines which can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. In addition, printed copies of the Corporation’s corporate governance guidelines are available at no charge upon request to the Secretary at Dine Brands Global, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

Director Attendance at Meetings

Directors are expected to attend the Corporation’s Annual Meeting. All directors attended the 2017 annual meeting of stockholders. The Board of Directors held sixteen meetings during 2017. During 2017, each incumbent director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she served as a director.

Executive Sessions of Non-Management Directors

The NYSE rules require that the non-management directors of a listed company meet at regularly scheduled executive sessions without management. The Corporation’s non-management directors generally meet separately at regular meetings of the Board of Directors and a majority of committee meetings. The independent Chairman of the Board of Directors presides during executive sessions of the Board of Directors. Prior to the election of the independent Chairman of the Board of Directors, the Lead Director presided during executive sessions of the Board of Directors.

Communications with the Board of Directors

Stockholders and other interested persons wishing to communicate directly with the Board of Directors, the Chairman of the Board of Directors, any committee or chair of a committee, or any non-management director, individually or as a group, may do so by sending written communications appropriately addressed to the following address:

Dine Brands Global, Inc.

(or a particular subgroup or individual director)

c/o Office of the Secretary

450 North Brand Boulevard, 7th Floor

Glendale, California 91203

Each written communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. The Board of Directors has designated the Secretary of the Corporation as its agent to receive and review communications addressed to the Board of Directors, Chairman of the Board of Directors, any committee or chair of a committee, or any non-management director, individually or as a group. The Office of the Secretary will initially receive and process communications to determine whether it is a proper communication for the Board of Directors. If the envelope containing a communication that a stockholder or other interested person wishes to be confidential is conspicuously marked “Confidential,” the Secretary of the Corporation will not open the communication prior to forwarding it to the appropriate

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CORPORATE GOVERNANCE

individual(s). Generally, any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board of Directors, may not be forwarded.

Board of Directors Retirement Policy

The Corporation’s corporate governance guidelines provide that no person may stand for election to serve as a member of the Corporation’s Board of Directors if he or she shall have reached his or her 76th birthday. Under special circumstances, upon the recommendation of the Nominating and Corporate Governance Committee, and upon approval by the Board of Directors, a person who has reached his or her 76th birthday may be permitted to stand for election and, if elected, continue to serve on the Board of Directors.

Other Public Corporation Directorships

The Corporation’s corporate governance guidelines provide that directors should not serve on more than a total of four public corporation boards, inclusive of service on the Corporation’s Board of Directors. Directors who also serve as executives of the Corporation should not serve on more than a total of two public corporation boards, inclusive of service on the Corporation’s Board of Directors. The Nominating and Corporate Governance Committee has discretion to waive this guideline on a case by case basis if it determines that special circumstances warrant permitting a director to serve on more than the applicable number of public corporation boards allowed under the corporate governance guidelines. The Nominating and Corporate Governance Committee waived this guideline for Mr. Dahl, who served in the role of Chairman of the Board of Directors and Interim Chief Executive Officer from March 2017 to September 2017. Mr. Dahl serves on the boards of directors of Hawaiian Electric Industries, Inc. and its subsidiary, Hawaiian Electric Company, Inc. Mr. Dahl also serves on the boards of directors of IDACORP, Inc. and its subsidiary, Idaho Power Company. In making its determination to waive this guideline for Mr. Dahl, the Nominating and Corporate Governance Committee considered the nature of Mr. Dahl’s service on other public company boards of directors, Mr. Dahl’s substantial skills, experience and expertise and the special circumstances surrounding his temporary service as an executive of the Corporation. In addition, Mr. Dahl serves on the audit committees of IDACORP, Inc. and its subsidiary, Idaho Power Company, and Hawaiian Electric Industries, Inc. and its subsidiary, Hawaiian Electric Company, Inc., which is considered by the NYSE to be service on four separate public company audit committees. Mr. Dahl also serves on our Audit and Finance Committee. The Board of Directors has determined that Mr. Dahl’s simultaneous service on the aforementioned audit committees does not impair Mr. Dahl’s ability to effectively serve on the Corporation’s Audit and Finance Committee.

Certain Relationships and Related Person Transactions

The Corporation’s Global Code of Conduct provides that executive officers who encounter a potential or actual conflict of interest must fully disclose all facts and circumstances to the Corporation’s General Counsel, who will inform and seek a determination from the Audit and Finance Committee as to whether a conflict exists and the appropriate disposition of the matter. The Corporation’s Code of Ethics for Chief Executive and Senior Financial Officers provides that no senior officer may enter into any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest unless the senior officer makes full disclosure of all facts and circumstances to, and obtains the prior written approval of, the General Counsel, the Chair of the Audit and Finance Committee of the Board of Directors and/or the Board of Directors. The Corporation’s Code of Conduct for Non-Employee Directors provides that any director who becomes aware of any situation that involves, or reasonably may appear to involve, a conflict of interest with the Corporation must promptly bring it to the attention of the Corporation’s General Counsel or to the Chair of the Audit and Finance Committee. The charter of the Nominating and Corporate Governance Committee of the Board of Directors provides that it will consider conflicts of interest in evaluating director nominees.

The Board of Directors recognizes that transactions involving the Corporation and related parties present a heightened risk of conflicts of interest. The charter of the Audit and Finance Committee provides that it will review any related party transactions. Since January 1, 2017, there were no transactions between the Corporation and any related party of the type or amount required to be disclosed under Item 404 of Regulation S-K.

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CORPORATE GOVERNANCE

Board of Directors Committees and Their Functions

The Board of Directors has three standing committees, each of which operates under a written charter approved by the Board of Directors: the Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each member of these committees is an independent director in accordance with the NYSE listing standards and the applicable rules and regulations of the SEC. The Audit and Finance Committee Charter, the Compensation Committee Charter, and the Nominating and Corporate Governance Committee Charter can be found in the Corporate Governance section of the Corporation’s website, http://www.dinebrands.com. Printed copies are also available at no charge upon request to the Secretary at Dine Brands Global, Inc., 450 North Brand Boulevard, Glendale, California 91203, (866) 995-DINE.

The chart below identifies directors who are members, and chairs, of each committee as of the date of this proxy statement, the principal functions of each committee and the number of meetings held by each committee during 2017. In October 2017, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, approved significant changes to the membership of the committees. The Board of Directors believes that committee rotation fosters the sharing of new perspectives and enables directors with diverse skills and experiences to focus on different areas of oversight.

Name of Committee and Membership	Principal Functions of the Committee
Audit and Finance Committee Douglas M. Pasquale, Chair Howard M. Berk Gilbert T. Ray Richard J. Dahl

• Responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation.

• Reviews with management and the independent auditor the Corporation’s annual audited and quarterly financial statements and other financial disclosures, the adequacy and effectiveness of accounting and internal control policies and procedures and major issues regarding accounting principles and financial statement presentations.

• Meets periodically with the Corporation’s director of internal audit and the independent auditor in separate executive sessions.

Meetings in 2017	• Review risk assessments from management with respect to cybersecurity and oversee the
8 Meetings

Corporation’s cybersecurity risk management processes.

• Reviews and discusses with management and, when appropriate, makes recommendations to the Board of Directors regarding the following: (i) the Corporation’s tax program, including tax planning and compliance; and (ii) the Corporation’s insurance risk management policies and programs.

• Reviews the Corporation’s program to monitor compliance with the Corporation’s Global Code of Conduct and meets periodically with the Corporation’s General Counsel or Compliance Officer to discuss compliance with the Global Code of Conduct.

• Reviews requests from directors and executive officers of the Corporation for waivers from the application of the Corporation’s Code of Conduct for Non-Employee Directors and Global Code of Conduct, respectively, and related policies of the Corporation, to make recommendations to the Board of Directors concerning such requests or to grant or deny such requests on behalf of the Board of Directors, as appropriate, and to review any public disclosures related to such waivers.

• Reviews any potential related party transactions.

• Reviews the performance and independence of the Corporation’s independent auditor.

• Prepares a report required by the rules of the SEC to be included in the Corporation’s proxy statement for its annual meeting of stockholders.

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2018 PROXY STATEMENT
CORPORATE GOVERNANCE

Name of Committee and Membership	Principal Functions of the Committee

• Reviews and provides guidance to the Board of Directors and management regarding: dividend policy; sales, issuance or repurchases of the Corporation’s Common Stock; policies and guidelines on investment of cash; policies and guidelines on short and long-term financing; debt/equity ratios, fixed charge ratios, working capital, other debt covenant ratios; and other transactions or financial issues that management desires to have reviewed by the Audit and Finance Committee from time to time.

• Oversees the Corporation’s policies with respect to risk assessment and risk management. Oversees and evaluates the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting, and reviews and discusses with the Board of Directors, at least annually and at the request of the Board of Directors, issues relating to the assessment and mitigation of major financial risk factors affecting the Corporation.

Compensation Committee Daniel J. Brestle, Chair Howard M. Berk Caroline W. Nahas Patrick W. Rose

• Oversees the Corporation’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans.

• Reviews at least annually the goals and objectives of the Corporation’s executive compensation plans, and amends, or recommends that the Board of Directors amend, these goals and objectives if the Compensation Committee deems it appropriate.

• Reviews, at least annually, the Corporation’s executive compensation plans in light of the Corporation’s goals and objectives with respect to such plans and, if appropriate, adopts, or recommends that the Board of Directors adopt, any new executive compensation plans or the amendments of existing, executive compensation plans.

Meetings in 2017	• Oversees the Corporation’s succession planning for the Chief Executive Officer and
9 Meetings

management development.

• Evaluates annually the performance of the Chief Executive Officer and other executive officers in light of the goals and objectives of the Corporation’s executive compensation plans, and either as a committee or, together with the other independent directors, determines and approves the Chief Executive Officer’s and such other executive officers’ compensation.

• Evaluates annually the appropriate level of compensation for the Board of Directors and committee service by non-employee members of the Board of Directors.

• Prepares a report on executive compensation to be included in the Corporation’s proxy statement for its annual meeting of stockholders or its annual report on Form 10-K. Reviews and discusses with management, the Corporation’s Compensation Discussion and Analysis and, as part of this review, considers the results of the most recent stockholder advisory vote on executive compensation.

• Reviews and approves severance or termination arrangements to be made with executive officers.

• Reviews and approves a peer group of companies against which to compare the Corporation’s executive compensation for the purposes of assessing the competitiveness of the Corporation’s executive compensation programs.

• Reviews annually the compliance of each director and executive officer with the Corporation’s stock ownership guidelines.

• Reviews and monitors risks related to compensation policies and practices, and reviews with the Board of Directors, at least annually, any issues regarding assessment and mitigation of risk factors affecting the Corporation related to the Corporation’s compensation policies and practices.

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2018 PROXY STATEMENT
CORPORATE GOVERNANCE

Name of Committee and Membership	Principal Functions of the Committee
Nominating and Corporate Governance Committee Caroline W. Nahas, Chair Larry A. Kay Lilian C. Tomovich

• Identifies and recommends to the Board of Directors individuals qualified to serve as directors of the Corporation and on committees of the Board of Directors.

• Recommends to the Board of Directors criteria for membership on the Board of Directors.

• Reviews annually and advises the Board of Directors with respect to the Board of Directors’ composition and reviews periodically and advises the Board of Directors with respect to the size, frequency of meetings, and any other aspects of procedures of the Board of Directors and its committees.

Meetings in 2017	• Develops and recommends to the Board of Directors a set of corporate governance guidelines
3 Meetings

applicable to the Corporation; reviews periodically, and at least annually, the corporate governance guidelines adopted by the Board of Directors to assure that they are appropriate for the Corporation and comply with the requirements of the NYSE; and recommends any desirable changes to the Board of Directors.

• Reviews periodically with management the Corporation’s policies and programs in such areas as charitable contributions, political action and legislative affairs.

• Reviews periodically the Corporation’s Global Code of Conduct and Code of Conduct for Non-Employee Directors and makes recommendations to the Board of Directors for any changes deemed appropriate.

• Oversees the evaluation of the Board of Directors as a whole and evaluates and reports to the Board of Directors on the performance and effectiveness of the Board of Directors.

• Oversees and reviews policies with respect to assessment and management of risks associated with the Board of Directors’ organization, membership and structure, succession planning, corporate governance, independence, and the performance and effectiveness of the Board of Directors.

Board of Directors Nominations

Consistent with its charter, the Nominating and Corporate Governance Committee considers various criteria in evaluating Board of Directors candidates, including: business experience, board of directors experience, skills, expertise, education, professions, backgrounds, diversity, personal and professional integrity, character, business judgment, business philosophy, time availability in light of other commitments, dedication, conflicts of interest, and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. In considering diversity, the Nominating and Corporate Governance Committee evaluates candidates with a broad range of expertise, experience, skills, professions, education, backgrounds and other board of directors experience. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it seeks to identify directors who will bring diverse viewpoints, opinions and areas of expertise that will benefit the Board of Directors as a whole. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria in evaluating prospective nominees.

The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy the NYSE’s criteria for director “independence,” the NYSE’s “accounting or related financial management expertise” standard and the SEC’s definition of “audit committee financial expert.”

Whenever a vacancy or potential vacancy exists on the Board of Directors due to expansion of the size of the Board of Directors or the resignation or retirement of an existing director, the Nominating and Corporate Governance Committee begins its process of identifying and evaluating potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of members of the Board of Directors, management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

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2018 PROXY STATEMENT
CORPORATE GOVERNANCE

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of each director whose term expires in 2018 for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee determined to make a recommendation to the Board of Directors that Richard J. Dahl, Stephen P. Joyce and Lilian C. Tomovich be nominated for re-election to the Board of Directors. Patrick W. Rose will retire as of the Annual Meeting and will not stand for re-election to the Board of Directors at the Annual Meeting. Ms. Tomovich joined the Board of Directors in January 2017 and was recommended for election to our Board of Directors after a comprehensive nationwide search conducted by a reputable worldwide executive search firm. The Board of Directors reviewed and accepted the Nominating and Corporate Governance Committee’s recommendation and has nominated Richard J. Dahl, Stephen P. Joyce and Lilian C. Tomovich for re-election to the Board of Directors.

Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary, giving the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee to serve if elected. Any stockholder who wishes to directly nominate a director candidate to stand for election at a meeting of stockholders must provide written notice that is timely and in proper form in accordance with the advance notice procedures provided in the Corporation’s Bylaws.

The Nominating and Corporate Governance Committee did not receive any recommendations from stockholders proposing candidates for election to the Board of Directors at the Annual Meeting.

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2018 PROXY STATEMENT
DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Generally, the Corporation does not pay directors who are also employees of the Corporation additional compensation for their service on the Board of Directors. Compensation for non-employee directors is comprised of a cash component and an equity component. Cash compensation for non-employee directors is comprised of retainers for Board of Directors membership and retainers for serving as a member and/or chair of a Board of Directors committee and as the Chairman of the Board of Directors. Upon the separation of the Chairman and Chief Executive Officer positions and the designation of an independent Chairman of the Board of Directors, the Board of Directors set the annual Chairman of the Board of Directors retainer to be $125,000. In determining the amount of the retainer, the Board of Directors considered input from Exequity LLP, the Compensation Committee’s independent consultant, and the increased role of the independent Chairman of the Board of Directors. Previously, the Lead Director also received a retainer of $25,000 which was increased to $100,000 in March 2017. The increase in the Lead Director fees reflected the increased role of the Lead Director during the search for a permanent Chief Executive Officer.

During 2017, non-employee directors were entitled to receive $70,000 as an annual cash retainer for serving as a member of the Board of Directors. In addition, depending on their roles, non-employee directors were entitled to receive:

•	$125,000 as an annual retainer for the Chairman of the Board of Directors, effective September 12, 2017;

•	$15,000, $12,500 and $7,500, respectively, as an annual retainer for the chairs of the Audit and Finance Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•	$12,500, $10,000 and $7,500, respectively, as an annual retainer for the members of the Audit and Finance Committee, Compensation Committee, and Nominating and Corporate Governance Committee; and

•	$1,500 per meeting beyond the eighth meeting attended for each director who serves on a standing committee that meets more than eight times per year.

The Corporation also reimburses each of the directors for reasonable out-of-pocket expenses incurred for attendance at Board of Directors and committee meetings and other corporate events.

Under the DineEquity, Inc. 2016 Stock Incentive Plan (“2016 Stock Incentive Plan”), non-employee directors may receive periodic grants of stock options, restricted stock awards (“RSAs”), restricted stock units (“RSUs”), stock appreciation rights (“SARs”) or performance unit awards. In February 2017, equity awards valued at approximately $105,000 in the form of RSUs were granted to each non-employee director under the 2016 Stock Incentive Plan. All of the currently outstanding RSUs granted to non-employee directors will generally vest on the third anniversary of the grant date. In the event a director retires from the Board of Directors after completing five years of service, all of the director’s then outstanding RSUs will vest. To the extent the Corporation declares dividends, non-employee directors receive dividend equivalent rights in the form of additional RSUs in lieu of receiving cash dividends based upon the number of RSUs held by the director at the time of the dividend record dates. Dividend equivalent rights are subject to the same vesting restrictions as the underlying RSUs.

Directors are eligible to defer up to 100% of their annual Board of Directors retainer fees and equity award compensation pursuant to the DineEquity, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

Stock Ownership Guidelines

Non-employee directors are subject to stock ownership guidelines whereby each director is expected to hold the lesser of 7,000 shares of Common Stock or Common Stock with a value of at least five times the amount of the Board of Directors’ annual retainer. Directors are expected to meet the ownership guidelines within five years of joining the Board of Directors. Upon review by the Compensation Committee in 2017, all directors met, were on track to meet, or exceeded the ownership guidelines.

Director Compensation Table for 2017

The following table sets forth certain information regarding the compensation earned or paid in cash and stock awards granted to each non-employee director who served on the Board of Directors in 2017. During their service as Chief Executive

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2018 PROXY STATEMENT
DIRECTOR COMPENSATION

Officer of the Corporation, Mr. Joyce and Ms. Stewart did not receive any additional compensation for their concurrent service as a director. Mr. Dahl did not receive any additional cash compensation during his tenure as Interim Chief Executive Officer, but did receive his annual non-employee director grant given the interim nature of his role. Please see the 2017 Summary Compensation Table for the compensation received by Mr. Joyce, Mr. Dahl and Ms. Stewart in their capacity as Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Howard M. Berk	90,618	105,001	195,619

Daniel J. Brestle	84,514	105,001	189,515

Richard J. Dahl(3)	81,781	105,001	186,782

Stephen P. Joyce(4)	56,000	105,001	161,000

Larry A. Kay	81,320	105,001	186,321

Caroline W. Nahas(5)	150,267	105,001	255,268

Douglas M. Pasquale	95,024	105,001	200,025

Gilbert T. Ray	78,721	105,001	183,722

Patrick W. Rose	91,012	105,001	196,013

Lilian C. Tomovich(6)	78,777	105,050	183,827

(1)	These amounts reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 13 to the Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2017 for information regarding assumptions underlying the valuation of equity awards.

(2)	The following table sets forth the number of RSUs outstanding at December 31, 2017.

Name	Stock Awards Outstanding at December 31, 2017 (#)

Howard M. Berk	4,441

Daniel J. Brestle	4,441

Richard J. Dahl	4,441

Stephen P. Joyce	4,441

Larry A. Kay	4,441

Caroline W. Nahas	4,441

Douglas M. Pasquale	4,441

Gilbert T. Ray	4,441

Patrick W. Rose	4,441

Lilian C. Tomovich	1,451

(3)	Mr. Dahl served as Chairman of the Board of Directors and Interim Chief Executive Officer from March 1, 2017 to September 11, 2017. Mr. Dahl’s retainer fees were prorated for the period of time Mr. Dahl served as a non-employee director. In addition, Mr. Dahl ceased service as Lead Director on March 1, 2017; Mr. Dahl’s Lead Director fees were prorated for the period of time Mr. Dahl served in such role.

(4)	Mr. Joyce commenced service as our Chief Executive Officer on September 12, 2017. Mr. Joyce’s retainer fees were prorated for the period of time Mr. Joyce served as a non-employee director.

(5)	Amount reflects the increase in the Lead Director retainer for the portion of the time Ms. Nahas served as Lead Director. Ms. Nahas elected to defer all of her 2017 director cash compensation and annual non-employee director equity awards pursuant to the Deferred Compensation Plan.

(6)	Ms. Tomovich was elected to the Board of Directors on January 11, 2017. Ms. Tomovich’s retainer fees were prorated for the period of time Ms. Tomovich served as a director.

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2018 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of more than 5% of the outstanding shares of any class of the Corporation’s voting securities, which information is derived solely from certain SEC filings available as of March 19, 2018, as noted below. The percentages of Common Stock ownership have been calculated based upon 17,942,813 shares of Common Stock outstanding as of March 19, 2018.

	Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Number		Percent

FMR LLC 245 Summer Street Boston, Massachusetts 02210	2,698,220	(1)	14.99%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	2,220,658	(2)	12.3%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,725,423	(3)	9.59%

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	1,396,671	(4)	7.7%

(1)	Based solely upon a Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC reporting beneficial ownership as of December 31, 2017. FMR LLC reported that it possessed sole power to vote none of the shares and sole power to dispose or to direct the disposition of all the shares indicated in the table above.

(2)	Based solely upon on a Schedule 13G/A filed with the SEC on January 19, 2018 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2017. BlackRock, Inc. reported that it possessed sole power to vote or direct the vote with respect to 2,181,711 of these shares and sole power to dispose or direct the disposition of all the shares indicated in the table above.

(3)	Based solely upon a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group reporting beneficial ownership as of December 31, 2017. The Vanguard Group reported that it possessed sole power to vote or direct the vote with respect to 28,493 shares, shared power to vote or direct the vote with respect to 2,257 shares, sole power to dispose or direct the disposition of 1,696,416 shares and shared power to dispose or to direct the disposition of 29,007 of these shares.

(4)	Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2018 by Capital Research Global Investors reporting beneficial ownership as of December 31, 2017. Capital Research Global Investors reported that it possessed sole power to vote or direct the vote and sole power to dispose or direct the disposition of all of the shares indicated in the table above.

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2018 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth as of March 19, 2018 the beneficial ownership of the Corporation’s Common Stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within 60 days of March 19, 2018, of each director, each nominee for election as director, each named executive officer and all directors and executive officers of the Corporation, as a group. The percentages of ownership have been calculated based upon 17,942,813 shares of Common Stock outstanding as of March 19, 2018.

	Amount and Nature of Beneficial Ownership

Name	Shares Beneficially Owned(1)		Unvested Restricted Shares(2)	Total Shares Beneficially Owned	Percent of Class

Howard M. Berk	22,932	(3)	—	22,932	*

Daniel J. Brestle	16,932		—	16,932	*

Richard J. Dahl	65,499	(4)	—	65,499	*

Larry A. Kay	21,244	(5)	—	21,244	*

Caroline W. Nahas	25,757		—	25,757	*

Douglas M. Pasquale	5,090	(6)	—	5,090	*

Gilbert T. Ray	24,868		—	24,868	*

Patrick W. Rose	53,604		—	53,604	*

Lilian C. Tomovich	—		—	—	*

Stephen P. Joyce	8,404		—	8,404	*

Greggory H. Kalvin	20,396	(7)	6,905	27,301	*

Darren M. Rebelez	63,305		35,691	98,996	*

John C. Cywinski	24,099		29,297	53,396	*

Bryan R. Adel	62,709		7,050	69,759	*

Julia A. Stewart	414,052	(8)	—	414,052	2.31%

Thomas W. Emrey	81,998	(9)	—	81,998	*

Daniel V. del Olmo	4,019	(10)	—	4,019	*

All directors and executive officers as a group (14 persons)	414,839		78,943	493,782	2.75%

*	Represents less than 1% of the outstanding shares of Common Stock.

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2018 PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)	None of the shares have been pledged as security. Share amounts for each of the directors, each nominee for election as director, each named executive officer and for all directors and executive officers as a group include shares subject to stock options that are exercisable within 60 days of March 19, 2018, as follows:

Name	Shares Subject to Options

Howard M. Berk	—

Daniel J. Brestle	—

Richard J. Dahl	16,667

Larry A. Kay	—

Caroline W. Nahas	—

Douglas M. Pasquale	—

Gilbert T. Ray	—

Patrick W. Rose	—

Lilian C. Tomovich	—

Stephen P. Joyce	—

Greggory H. Kalvin	12,745

Darren M. Rebelez	52,405

John C. Cywinski	19,625

Bryan R. Adel	53,352

Julia A. Stewart(9)	326,690

Thomas W. Emrey(10)	72,532

Daniel V. del Olmo(11)	11,852

All directors and executive officers as a group (17 persons)	565,868

Directors also hold RSUs that are not included in the beneficial ownership table because vesting will not occur within 60 days of March 19, 2018. The amounts of RSUs held by non-employee directors as of December 31, 2017 are provided in the section of this proxy statement entitled “Director Compensation.”

(2)	Unvested RSAs are deemed beneficially owned because grantees of unvested RSAs under the Corporation’s equity compensation plans hold the sole right to vote such shares.

(3)	The amount for Mr. Berk does not include 741,631 shares of the Corporation’s Common Stock beneficially owned by MSD SBI, L.P. MSD Capital, L.P. is the general partner of MSD SBI, L.P. and may be deemed to beneficially own securities owned by MSD SBI, L.P. Mr. Berk is a partner of MSD Capital, L.P. and may be deemed to beneficially own securities owned by MSD Capital, L.P. Mr. Berk disclaims beneficial ownership of the shares that may be deemed to be beneficially owned by MSD Capital, L.P., except to the extent of his pecuniary interest therein.

(4)	All of Mr. Dahl’s shares are held by the Richard J. Dahl Revocable Living Trust dated 1/20/1995, of which Mr. Dahl serves as Trustee.

(5)	The amount for Mr. Kay includes 12,645 shares of Common Stock held by the IRA Trustee for the benefit of Mr. Kay.

(6)	The amount for Mr. Pasquale includes 4,004 shares of Common Stock held by the Pasquale Living Trust.

(7)	The amount for Mr. Kalvin includes 6,766.73 shares of Common Stock held by the Kalvin Family Trust.

(8)	The amount for Ms. Stewart is as of March 1, 2017, the date of her departure from the Corporation, and includes 64,702 shares of Common Stock held by the Julia Stewart Family Trust, of which Ms. Stewart is the sole Trustee and sole beneficiary, and 660 shares of Common Stock held in the DineEquity, Inc. 401(k) Plan.

(9)	The amount for Ms. Stewart is as of March 1, 2017, the date of her departure from the Corporation.

(10)	The amount for Mr. Emrey is as of March 15, 2017, the date of his departure from the Corporation. All unvested stock options were forfeited by Mr. Emrey upon his departure from the Corporation.

(11)	The amount for Mr. del Olmo is as of September 13, 2017, the date of his departure from the Corporation. All unvested stock options were forfeited by Mr. del Olmo upon his departure from the Corporation.

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2018 PROXY STATEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Corporation’s directors, executive officers and persons who own more than ten percent of the Corporation’s equity securities file reports of ownership and changes in ownership with the SEC. Based on its review of such reports and other information furnished by the directors and executive officers, the Corporation believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis in 2017.

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2018 PROXY STATEMENT
EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in this proxy statement and the Corporation’s annual report on Form 10-K.

THIS REPORT IS SUBMITTED BY THE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Daniel J. Brestle (Chairman)

Howard M. Berk

Caroline W. Nahas

Patrick W. Rose

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion provides an overview and analysis of the Corporation’s compensation programs and policies, the material compensation decisions made under those programs and policies with respect to the Corporation’s named executive officers (the “NEOs”) and the material factors that were considered in making those decisions. Following this Compensation Discussion and Analysis is a series of tables under the heading “Compensation Tables” containing specific data about the compensation earned by or granted to our NEOs in 2017.

The Corporation navigated through several NEO transitions in 2017:

•	Mr. Stephen P. Joyce, a member of the Board of Directors since February 2012 and our current Chief Executive Officer (“CEO”), commenced service as our CEO on September 12, 2017;

•	Mr. Greggory H. Kalvin, our current Interim Chief Financial Officer and Senior Vice President, Corporate Controller, commenced service as our Interim Chief Financial Officer on March 15, 2017;

•	Mr. Richard J. Dahl, our current Chairman of the Board of Directors and our former Interim Chief Executive Officer and Interim President of the Applebee’s Business Unit, ceased service as the Interim Chief Executive Officer upon the commencement of Mr. Joyce’s service as our CEO on September 12, 2017 and ceased service as our President of the Applebee’s Business Unit upon the commencement of Mr. John C. Cywinski’s service as the President of the Applebee’s Business Unit on March 9, 2017;

•	Ms. Julia A. Stewart, our former Chairman of the Board of Directors and Chief Executive Officer and Interim President of the Applebee’s Business Unit, departed from the Corporation on March 1, 2017;

•	Mr. Thomas W. Emrey, our former Chief Financial Officer, departed from the Corporation on March 15, 2017; and

•	Mr. Daniel del Olmo, our former President, International, departed from the Corporation on September 13, 2017.

In addition to the above NEOs, the following executive officers were also NEOs in 2017:

•	President of the IHOP Business Unit, Mr. Darren M. Rebelez;

•	President of the Applebee’s Business Unit, Mr. John C. Cywinski, who joined the Corporation on March 9, 2017; and

•	Senior Vice President, Legal, General Counsel and Secretary, Mr. Bryan R. Adel.

Unless otherwise stated herein, references to our NEOs in the below discussions regarding 2017 compensation decisions exclude executives serving or having served as our chief executive officer in 2017: Mr. Joyce, Mr. Dahl and Ms. Stewart. Compensation decisions for these NEOs were evaluated and determined on a stand-alone basis, separate and apart from our

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other NEOs, to account for the unique nature of their service to the Corporation and, in the case of Ms. Stewart, the circumstances surrounding her departure. Compensation discussions for Mr. Joyce, Mr. Dahl and Ms. Stewart are discussed under a separate section called Compensation Discussion related to Management Transitions. Compensation decisions for Mr. Kalvin in connection with his service as Interim Chief Financial Officer and sign-on compensation awarded to Mr. Cywinski in connection with his assumption of the role of President, Applebee’s Business Unit, are also addressed in the section called Compensation Discussion related to Management Transitions.

Executive Summary

2017 Fiscal Year Performance Highlights† and Link to Pay Decisions

While 2017 continued to be a challenging environment for casual and family dining, the Corporation and its IHOP and Applebee’s Business Units delivered several accomplishments against key strategic priorities. These are highlighted by the following 2017 key accomplishments:

➣	Generated cash provided by operating activities of approximately $66 million;

➣	Returned approximately $80 million to stockholders in stock repurchases and quarterly cash dividends combined;

➣	Opened 77 new restaurants worldwide by IHOP franchisees and area licenses with net development (openings less closures) of 54 restaurants, the highest single-year net development total for the brand since 2009;

➣	Remodeled 320 domestic restaurants by IHOP franchisees under our new Rise N’ Shine design; and

➣	Delivered Applebee’s Domestic Same Restaurant Sales increase of 1.3% for the fourth quarter of 2017.

2017 was a year of transition for the Corporation and excellent progress was made to stabilize and grow performance at both the Applebee’s and IHOP Business Units. Despite several achievements, the performance against most metrics under the Corporation’s incentive plans fell below expectations:

➣	Adjusted Earnings Per Share of $4.15 fell below the target of $4.94;

➣	Operating Profit for the Corporation and the IHOP and Applebee’s Business Units each fell below target;

➣	Same Restaurant Sales exceeded target by 0.7% for the Applebee’s Business Unit but fell below target for the IHOP Business Unit by 3.4%;

➣	Total Net Franchise Restaurant Development fell below target by 5 restaurants for the IHOP Business Unit; and

➣	The Corporation’s total stockholder return (“TSR”) for fiscal years 2015 through 2017, was negative 40.3% and ranked near the bottom of the index of publicly-traded restaurant companies.

“Adjusted Earnings Per Share” (or “AEPS”) is defined as total adjusted net income available to common stockholders divided by weighted average diluted shares. AEPS is considered to be a non-U.S. GAAP measure. Reconciliation of U.S. GAAP earnings per share to AEPS is provided in Appendix A.

“Operating Profit” is defined as Segment Profit plus gains on asset dispositions, less Direct G&A and losses on asset dispositions. Segment Profit is defined as segment revenues less segment expenses. Direct G&A is defined as general and administrative expenses directly incurred at operating units excluding any allocation of shared service and general corporate overhead.

“Same Restaurant Sales” is a key performance indicator that has a direct impact on system wide retail sales that drive our franchise royalty revenues.

“Net Franchise Restaurant Development” for the Corporation is defined as the number of new restaurants opened during the fiscal year, less any restaurant closings.

†	For complete information regarding the Corporation’s 2017 performance, stockholders should read “Management’s Discussion and Analysis of Results of Operation and Financial Condition” and the audited consolidated financial statements and accompanying notes thereto contained in the Corporation’s 2017 annual report on Form 10-K filed with the SEC on February 20, 2018, which is being made available to stockholders with this proxy statement.

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We believe the Corporation’s 2017 compensation results were commensurate with the Corporation’s performance, reflecting the Corporation’s pay-for-performance philosophy:

•	For the third consecutive year, no payouts were made under the Corporation’s long-term performance-based cash plan (“cash LTIP”) covering fiscal years 2015 through 2017 based on the Corporation’s TSR of negative 40.3% ranking near the bottom of the index of publicly traded restaurant companies. Awards under the cash LTIP represent approximately one-third of the annual long-term incentive awards granted to NEOs. We believe this pay outcome demonstrates the alignment of a material portion of our executives’ compensation with the Corporation’s long-term performance and the interests of our stockholders.

•	For the second consecutive year, annual cash incentive compensation received by the Corporation’s NEOs under the annual cash incentive plan for 2017 (“2017 Annual Incentive Plan”) was below target and ranged from 53% to 77% of each individual’s target. Payout levels reflect the Corporation’s overall underperformance for 2017, including the failure to meet the performance threshold for AEPS, Applebee’s Operating Profit and IHOP Same Restaurant Sales. See “Compensation Decisions Made in 2017” for additional detail regarding the 2017 Annual Incentive Plan.

•	All stock options granted and outstanding since 2011 are underwater as of December 31, 2017 and the value of previously granted restricted stock awards (“RSAs”) are worth considerably less than when such RSAs were granted.

Compensation Policies, Practices and Corporate Risk Management

The Compensation Committee, along with the Chief Executive Officer and the Senior Vice President, Chief People Officer, continually assess the Corporation’s compensation policies and practices to evaluate whether they remain aligned with the Corporation’s pay-for-performance culture, the creation of long-term stockholder value, effective risk management and strong governance practices.

The Compensation Committee believes that, through a combination of risk-mitigating features and incentives guided by relevant market practices and Corporate-wide goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Corporation. The Compensation Committee believes that appropriate safeguards are in place with respect to compensation policies and practices that assist in mitigating excessive risk-taking that could harm the value of the Corporation or reward poor judgment by the Corporation’s executives and other employees.

The Compensation Committee’s independent compensation consultant, Exequity LLP (“Exequity”), conducted a risk assessment in 2017 of the Corporation’s compensation policies and practices as they apply to all employees, including the NEOs. Exequity reviewed the design features and performance metrics of the Corporation’s cash and stock-based incentive programs along with the approval mechanisms associated with each and determined that the Corporation’s policies and practices were unlikely to create risks that are reasonably likely to have a material adverse effect on the Corporation.

The following actions, practices and policies are intended to provide for continued alignment with the Corporation’s principles and/or reduce the likelihood of excessive risk-taking:

•	The Compensation Committee reviews Chief Executive Officer pay-for-performance alignment by evaluating the Chief Executive Officer’s compensation relative to the Corporation’s TSR performance over the last five years.

•	Directors and officers of the Corporation are subject to robust stock ownership guidelines.

•	The Corporation’s compensation mix is balanced among fixed components such as salary and benefits, annual cash incentive payments and long-term incentive awards including stock options, RSAs and the cash LTIP, which generally vest or are earned over three years.

•	The Corporation’s annual cash incentive plan and three-year cash LTIP both have capped payment opportunities and reward achievement of different performance metrics. Further, the cash LTIP is measured against an index of publicly-traded restaurant companies.

•	The Compensation Committee has ultimate authority to determine, and increase or decrease, if appropriate, compensation provided to the Corporation’s executive officers, including each of the NEOs.

•	The Compensation Committee annually undertakes a “tally sheet” analysis of total annual compensation and the total potential payout under various termination scenarios for the NEOs.

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•	The Corporation maintains a Clawback Policy, which allows the Board of Directors to recoup incentive compensation in certain circumstances. See “Clawback Policy” for further details on the Corporation’s policy.

•	All directors and NEOs are subject to the Corporation’s Insider Trading Policy, which contains a prohibition on engaging in hedging and pledging transactions involving the Corporation’s securities.

•	The Compensation Committee has set the grant date for annual equity awards to be the close of business on the second full business day after our announcement of fiscal year-end earnings.

•	The Compensation Committee utilizes the services of an independent compensation consultant who does not provide any other services to the Corporation and has the authority to retain any advisor it deems necessary to fulfill its obligations.

•	The Corporation’s equity compensation plans do not permit repricing of previously granted stock options without stockholder approval.

•	The Corporation has not authorized any multi-year guaranteed bonuses.

•	Generally, the Corporation does not provide tax “gross-ups” on severance payments or perquisites other than certain expenses related to relocation.

Overview of Executive Compensation Philosophy and Objectives

The Compensation Committee has structured the Corporation’s executive compensation programs to align with a compensation philosophy that is based on several objectives, including:

•	Instilling an ownership culture and linking the interests of the NEOs with those of the Corporation’s stockholders;

•	Paying for performance;

•	Rewarding executives for achievement of both annual and longer-term financial and key operating goals of the Corporation; and

•	Facilitating the attraction, motivation and retention of highly talented, entrepreneurial and creative executive leaders.

The Role of the Compensation Committee

Under its charter, the Compensation Committee has the sole authority to determine and approve compensation for the Corporation’s NEOs and other executive officers. In addition, the Compensation Committee, which is comprised solely of independent directors and reports regularly to the Board of Directors, reviews and approves compensation and benefits programs including grants made pursuant to the Corporation’s equity compensation plans, oversees the Corporation’s executive compensation philosophy and strategy, ensures that proper due diligence, deliberations, and reviews of executive compensation are conducted and oversees risks related to the Corporation’s compensation practices. The Compensation Committee is also responsible for reviewing the compensation for the members of the Board of Directors and submits any recommended changes for approval by the Board of Directors.

The Compensation Committee reviews the Corporation’s executive compensation plans throughout the fiscal year. Decisions concerning annual salary increases, the approval of annual cash incentives, the design and objectives of each year’s incentive plan and the granting of LTI awards are typically made in the first quarter of each fiscal year after a series of meetings among the Compensation Committee, its compensation consultant, the Chief Executive Officer and the Senior Vice President, Chief People Officer. The Compensation Committee also performs a “tally sheet” analysis which provides the Compensation Committee with information related to total annual compensation of each NEO and the potential payout each NEO would receive upon separation from the Corporation. The Compensation Committee performs this analysis on an annual basis as part of its oversight function with respect to executive compensation.

The general practice of the Compensation Committee has been to evaluate annually the performance of the Chief Executive Officer and the other executive officers and approve compensation based on this evaluation. As it relates to the assessment

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of the Chief Executive Officer’s performance, the Chairman of the Board of Directors, and previously, the Lead Director, and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee discuss annual performance goals with the Chief Executive Officer and conduct an annual performance review and compensation discussion.

In addition, the Compensation Committee annually determines the compensation of the other executive officers based on evaluations of their respective performance.

Generally, the Chief Executive Officer and the Senior Vice President, Chief People Officer provide input to the Compensation Committee in connection with its compensation deliberations except with regard to decisions concerning themselves:

•	The Chief Executive Officer provides assessments of each NEO’s performance against specific objectives and overall contributions, potential future contributions and retention risk;

•	Based on the assessment described above, as well as the market data provided by the Compensation Committee’s independent consultant, the Chief Executive Officer and the Senior Vice President, Chief People Officer make recommendations to the Compensation Committee regarding executive compensation for each of the other NEOs; and

•	In instances where new executives are hired, the Chief Executive Officer and the Senior Vice President, Chief People Officer discuss available information regarding compensation provided at the executive’s current or former employer, internal and external compensation benchmarking data, skill set and qualifications, and make recommendations for new executive pay packages to the Compensation Committee.

The Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain or terminate a compensation consultant to assist in carrying out its responsibilities. Accordingly, during 2017, the Compensation Committee directly engaged Exequity as its independent compensation consultant to provide objective and expert analyses, advice, and information with respect to executive compensation. In performing its services, Exequity interacted collaboratively with the Compensation Committee and with senior management at the direction of the Compensation Committee. In 2017, Exequity performed the following services:

•	Provided executive compensation benchmarking data (as described below);

•	Provided analysis and advice regarding annual incentive plan design;

•	Provided analysis and advice regarding long-term incentive plan design;

•	Responded to other requests including, conducting a Chief Executive Officer pay-for-performance analysis, a risk assessment and a peer group analysis, a stock ownership guidelines analysis, an analysis of compensation for the Chairman of the Board of Directors, and advising on various governance and regulatory developments; and

•	Advised on chief executive officer compensation for Ms. Stewart, Mr. Dahl, Mr. Joyce and other executive officers.

Exequity did not provide any additional services to the Corporation during 2017 beyond those provided in the capacity of independent compensation consultant to the Compensation Committee. The Compensation Committee has assessed the independence of Exequity pursuant to the rules of the SEC and concluded that Exequity’s work for the Compensation Committee does not raise any conflicts of interest.

Compensation Benchmarking and Peer Group

The Corporation uses a restaurant peer group and compensation surveys for different benchmarking comparisons, including base salary, target annual cash incentive, LTI awards and total direct compensation opportunity (“TDCO”). The Compensation Committee, with input from its independent compensation consultant and management, periodically reviews its peer group (the “NEO Peer Group”) for the purpose of evaluating executive compensation.

The Corporation’s 100% franchised business model is uncommon amongst its peer group. The majority of the peer companies have company-owned restaurants. We believe our fully franchised business model requires less capital

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investment and general and administrative overhead, generates higher gross profit margins and reduces volatility of adjusted free cash flow performance as compared to owning company-operated restaurants. In acknowledging the structural differences, the Compensation Committee considers a variety of metrics in evaluating the NEO Peer Group which includes but is not limited to sales, market capitalization and enterprise value and the ratio of these metrics per employee. The Corporation ranked in the first quartile in sales and in market capitalization and second quartile in enterprise value. The Corporation ranked higher than all but one peer company in sales per employee and enterprise value per employee, and all but two peer companies in market capitalization per employee. The NEO Peer Group consists of companies in the Corporation’s industry that the Compensation Committee believes to approximate the Corporation’s general labor market for top executive talent.

The NEO Peer Group used for evaluating 2017 compensation decisions consisted of the companies set forth below, which was the same NEO Peer Group that was used to evaluate 2016 compensation decisions other than Popeyes Louisiana Kitchen which was removed from the peer group as a result of their acquisition by Restaurant Brands International in 2017.

• BJ’s Restaurants, Inc.	• Denny’s Corporation	• Red Robin Gourmet Burgers, Inc.
• Bob Evans Farms, Inc.	• Domino’s Pizza, Inc.	• Rudy Tuesday, Inc.
• Brinker International, Inc.	• Dunkin’ Brands Group, Inc.	• Sonic Corp.
• Buffalo Wild Wings, Inc.	• Jack in the Box Inc.	• Texas Roadhouse, Inc.
• The Cheesecake Factory Incorporated	• Panera Bread Company	• The Wendy’s Company
• Cracker Barrel Old Country Store, Inc.	• Papa Johns International, Inc.

The NEO Peer Group was the primary data source considered by the Compensation Committee when reviewing total pay levels of the NEOs.

The Compensation Committee also considered broader compensation data from the 2017 AON Hewitt US Total Compensation by Industry Survey and the 2017 Chain Restaurant Total Rewards Association Executive and Management Compensation Survey, which provided general industry and restaurant industry pay data on executive positions for companies with comparable sales.

The Role of the Stockholder Say on Pay Votes

The Corporation provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say on pay proposal”). At the Corporation’s annual meeting of stockholders held in May 2017, approximately 77% of the votes present and entitled to vote at the meeting on the say on pay proposal were voted in favor of the proposal approving the compensation of the NEOs, as disclosed in the 2017 proxy statement. The Compensation Committee believes the 2017 say on pay vote reflects stockholders’ support of the Corporation’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Corporation’s say on pay votes when making future compensation decisions for the NEOs.

Compensation Discussion Related to Management Transitions

As discussed above, the Corporation navigated through several management transitions in 2017. Given the unique and individualized circumstances surrounding each transition, we will discuss compensation decisions for each individual who served as our chief executive officer during 2017, our Interim Chief Financial Officer and our President, Applebee’s Business Unit in this section. Compensation discussions relating to our other NEOs will be discussed below under Elements of the Compensation Program For NEOs.

Stephen P. Joyce

Mr. Joyce’s compensation consists of the following: (1) an annual base salary of $1,000,000; (2) participation in the Corporation’s annual incentive plan for 2018 through 2020 with a target payout of 100% of base salary; (3) a one-time cash sign-on bonus of $750,000; and (4) a commuting allowance of $125,000 per year and a temporary housing allowance of $125,000 per year. Mr. Joyce did not participate in the 2017 Annual Incentive Plan.

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In addition, Mr. Joyce received a one-time grant of 75,000 time-based RSUs, which will cliff vest on February 1, 2021 assuming Mr. Joyce remains continuously employed by the Corporation through such date. Mr. Joyce also received 350,000 performance- and time-based non-qualified stock options (“NQSO”) and 175,000 performance- and time-based RSUs. The performance- and time-based equity awards will cliff vest on February 1, 2021 based on Mr. Joyce’s achievement of certain price targets for the Corporation’s common stock and if Mr. Joyce remains continuously employed by the Corporation through such vesting date. The stock price targets were designed to be challenging but reasonably achievable with strong performance by the Corporation. Mr. Joyce’s long-term incentive awards were intended to cover the entire term of his employment agreement, and it is currently not anticipated that he will receive any additional equity awards prior to the end of the term of his current employment agreement on February 1, 2021.

In determining the compensation for Mr. Joyce, the Compensation Committee considered the current state of the business and Mr. Joyce’s role in returning the Corporation to growth, along with competitive market data and the input of Exequity. The Compensation Committee also considered Mr. Joyce’s previous experience and proven track record for returning companies to growth.

Richard J. Dahl

In connection with Mr. Dahl’s appointment as Interim Chief Executive Officer, Mr. Dahl received an annual base salary of $1,500,000, pro-rated to $905,068 for the portion of time Mr. Dahl served as Interim Chief Executive Officer in 2017, and a grant of 50,000 NQSOs, which will vest as to one-third of the shares on each of March 21, 2018, 2019 and 2020. Mr. Dahl did not participate in the Corporation’s 2017 Annual Incentive Plan. In addition, the Corporation agreed to reimburse or otherwise compensate Mr. Dahl for commuting expenses during his tenure as Interim Chief Executive Officer.

In determining the compensation for Mr. Dahl, the Compensation Committee considered competitive market data and the temporary nature of Mr. Dahl’s service as Interim Chief Executive Officer along with input from Exequity.

Julia A. Stewart

Upon Ms. Stewart’s departure from the Corporation, she received severance payments and benefits consistent with her employment agreement dated as of November 1, 2008. In recognition of Ms. Stewarts’ years of service to the Corporation and for the execution of a general release of all claims and liabilities against the Corporation, Ms. Stewart was provided an additional payment of $500,000 less applicable taxes, withholdings and deductions required by law, an additional 12 months (in addition to the 24 months provided for in her employment agreement) to exercise any stock options or stock appreciation rights held by Ms. Stewart and reimbursement for reasonable attorney’s fees of $51,293 incurred by Ms. Stewart in connection with discussions regarding her separation agreement.

Greggory H. Kalvin

During the period that Mr. Kalvin serves as Interim Chief Financial Officer, Mr. Kalvin receives an additional $66,000 in annual compensation and his target bonus under the Corporation’s annual cash incentive plan was temporarily increased from 50% to 75%. He was also provided a one-time equity award grant of $200,000 in RSAs which will vest in full upon the third anniversary of the grant date, provided Mr. Kalvin remains continuously employed through the vesting date. In determining Mr. Kalvin’s increased compensation, the Compensation Committee considered compensation of other chief financial officers, both prior chief financial officers of the Corporation and other similarly situated chief financial officers of comparable companies, the level and type of responsibilities associated with the position, the interim nature of the role and input from Exequity.

John C. Cywinski

In connection with Mr. Cywinski’s appointment as the President, Applebee’s Business Unit in March 2017, Mr. Cywinski received a sign-on RSA award valued at $1,500,040, a sign-on cash bonus of $150,000 and participation in the 2016-2018 cash LTIP cycle. In addition, as discussed further below under Perquisites, the Corporation provided Mr. Cywinski a relocation benefits package.

In determining the compensation for Mr. Cywinski, the Compensation Committee considered the state of the Applebee’s business and the importance of Mr. Cywinski’s leadership role to return the Applebee’s Business Unit to growth along with competitive market data and the input of Exequity.

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Elements of the Compensation Program For NEOs

The Corporation’s executive compensation program for NEOs generally consists of the following components:

•	Base Salary. Base salaries are designed to attract and retain talented executives and to provide a competitive and stable component of income.

•	Annual Cash Incentives under the Annual Incentive Plan. Annual cash incentives provide a competitive incentive opportunity for achieving financial, operational and strategic performance objectives. Generally, no payouts are made under the annual incentive plan unless these objectives are achieved.

•	Long-Term Incentive or LTI Awards. LTI awards are composed of stock options, RSAs and the cash LTIP with each component representing approximately one-third of the total value awarded. Each of the components is vested or earned over a three-year period to provide ongoing alignment with stockholders’ interests based on the Corporation’s future stock price performance. Stock options provide value to the executive only if the Corporation’s stock price increases above the grant date price. The value of RSAs increases or decreases with changes in the Corporation’s stock price and the cash LTIP provides payment only if the Corporation’s TSR performance is in the 33rd percentile or greater compared to a group of publicly traded restaurant companies over a three-year performance period.

•	Benefits and Other Compensation. Benefits and other compensation programs, which make up a relatively modest portion of NEO compensation, are provided to protect executive health and safety and provide flexibility and efficiencies that facilitate executive productivity.

The Compensation Committee’s compensation strategy is comprised of a TDCO for each NEO which is defined as base salary, target annual cash incentive and the grant date fair market value of LTI awards.

Base Salary	+	Annual Cash Incentive	+	Long-Term Incentive	=	Total Direct Compensation Opportunity

The TDCO for each NEO is generally set to fall within the third quartile (i.e., between the 50th and 75th percentiles) of relevant benchmark data. Rather than striving for a single market reference point, the Compensation Committee believes that a broader, third-quartile positioning provides appropriate flexibility in tailoring award opportunities based on a variety of factors such as performance, experience level, internal equity and external competitiveness.

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The TDCO for 2017, as reviewed and approved by the Compensation Committee for the NEOs, is listed in the following table. TDCO differs from the total compensation amounts reported in the 2017 Summary Compensation Table in that it includes the target annual cash incentive opportunity while the 2017 Summary Compensation Table includes the amounts actually earned under the 2017 Annual Incentive Plan. Further, TDCO does not include amounts set forth in the “All Other Compensation” column of the 2017 Summary Compensation Table. In addition, TDCO includes the value of the target opportunity under the cash LTIP grant at the time it is awarded whereas the 2017 Summary Compensation Table includes the actual value earned, if any, based upon performance under the cash LTIP after the completion of the performance period. The TDCO also includes one-time recognition RSAs awarded to Mr. Kalvin valued at $200,020 for service as Interim Chief Financial Officer.

Total Direct Compensation Opportunity

Name	2017 Base Salary ($)	2017 Annual Cash Target Incentive ($)	2017 Long- Term Incentive ($)	2017 Total Direct Compensation Opportunity ($)

Darren M. Rebelez	$604,101	$453,076	$850,006	$1,907,183

John C. Cywinski	$575,000	$431,250	$800,016	$1,806,266

Greggory H. Kalvin	$399,773	$299,830	$400,028	$1,099,631

Bryan R. Adel	$475,000	$332,500	$450,043	$1,257,543

Daniel V. del Olmo	$433,000	$324,750	$600,023	$1,357,773

A significant portion of executive pay has been structured to be contingent on satisfying performance goals and increasing stockholder value. Accordingly, executives will not realize the incentive portion of their TDCO unless these objectives are satisfied. For the NEOs, an average of 66% of 2017 TDCO was linked to performance and/or increasing stockholder value. Mr. Kalvin’s TDCO includes the additional compensation provided while he serves as Interim Chief Financial Officer as referenced above in Compensation Discussion Related to Management Transitions.

See the section entitled “Compensation Decisions Made in 2017” in this proxy statement for additional information regarding the elements of compensation for NEOs.

The chart below illustrates the 2017 pay mix for the NEOs serving as of December 31, 2017. As noted above, we are excluding individuals who served as Chief Executive Officer during the year from this chart in light of the unique nature of their 2017 compensation. Please see Compensation Discussion Related to Management Transitions for further information regarding the compensation paid to each individual who served as Chief Executive Officer during the year and for information regarding additional compensation for our Interim Chief Financial Officer.

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Compensation Decisions Made in 2017

Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of the NEO Peer Group, the AON Hewitt and Chain Restaurant surveys and, in the case of the NEOs other than the Chief Executive Officer, recommendations and assessments of the performance of the individual NEOs by the Chief Executive Officer. The Compensation Committee uses the market data to establish reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for the NEOs.

In February 2017, the Compensation Committee set annual base salaries for 2017 as follows:

Name	Former Base Salary	New Base Salary	Percentage Increase

Darren M. Rebelez	$586,506	$604,101	3.0%

Greggory H. Kalvin	$325,632	$333,773	2.5%

Bryan R. Adel	$433,959	$444,808	2.5%

Daniel V. del Olmo	$360,500	$433,000	20.1%

Base salary increases for the NEOs were based on individual performance and external market competitiveness. Mr. del Olmo’s increase reflected his promotion to include leadership over the Corporation’s development function while maintaining his role as President of the International Business Unit. Mr. Kalvin also receives additional annual compensation of $66,000 while serving as Interim Chief Financial Officer. Mr. Adel’s base salary was subsequently increased by an additional 6.8% to $475,000 in recognition of the expanded scope of his role to include information security, internal audit and franchise administration. Mr. Cywinski’s base salary was set at $575,000, effective March 9, 2017.

Performance- and Stock-Based Compensation

Annual Cash Incentives

In early 2017, the Compensation Committee approved the 2017 Annual Incentive Plan to reward executive officers whose performance meets or exceeds the Corporation’s expectations, to provide incentives for excellent future performance that contributes to the Corporation’s success and profitability and to serve as a means by which eligible participants may share in the Corporation’s financial success. The 2017 Annual Incentive Plan operates under the Corporation’s stockholder-approved plan, which funds an incentive pool based on 20% of cash flow from operations and which limits the Chief Executive Officer’s maximum incentive payout to 30% of the incentive pool and all other NEOs’ maximum incentive payouts to 17.5% of the incentive pool. The Compensation Committee uses negative discretion to reduce the maximum incentive payout for each NEO based on performance against our pre-established metrics as outlined below.

Pursuant to the 2017 Annual Incentive Plan, the target annual cash incentive amount for each of the NEOs is established as a percentage of base salary based on the participant’s level in the management structure. The 2017 threshold, target, and maximum payout amounts for each NEO are provided in the Grants of Plan-Based Awards in 2017 table. The 2017 threshold, target and maximum percentages for each of the NEOs under the Corporation’s 2017 Annual Incentive Plan were as follows:

Name	Threshold as Percentage of Base Salary	Target as Percentage of Base Salary	Maximum as Percentage of Base Salary

Darren M. Rebelez	37.5%	75%	150%

John C. Cywinski	37.5%	75%	150%

Greggory H. Kalvin	37.5%	75%	150%

Bryan R. Adel	35.0%	70%	140%

Thomas W. Emrey	37.5%	75%	150%

Daniel V. del Olmo	37.5%	75%	150%

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Decisions regarding the threshold, target and maximum incentive percentages were made in consultation with Exequity and after consideration of the NEO Peer Group and survey data mentioned above and the desired TDCO pay mix. The Compensation Committee believes them to be generally consistent with incentive opportunities at the NEO Peer Group companies for similarly situated executives. Mr. Kalvin’s target for 2017 is reflective of his role as Interim Chief Financial Officer. Mr. Adel’s target was increased from 60% to 70% in recognition of the expanded scope of his role to include information security, internal audit and franchise administration.

The annual cash incentive for the NEOs is based on a combination of the Corporation’s AEPS, Dine Brands Global, Inc., IHOP, Applebee’s and International Business Unit Operating Profit, Same Restaurant Sales, Net Franchise Restaurant Development and the achievement of Strategic Initiatives. The annual cash incentive for each of the NEOs may then be decreased or increased based on the individual performance of each executive.

The Compensation Committee uses AEPS as a primary incentive metric as it represents a broad and commonly used measure of financial performance for the Corporation. The Compensation Committee includes Operating Profit as a performance measure because it believes operating profit appropriately incentivizes the business units on items specifically within their control. Same restaurant sales is a performance indicator used by the Corporation to measure the performance and sales growth of the brands. Net Franchise Restaurant Development is a growth performance indicator measuring the number of new restaurants opened during the fiscal year, less any restaurant closings.

The table below outlines the annual cash incentive metrics and weighting for each of the NEOs for 2017:

Name	Dine Brands AEPS	Dine Brands/ IHOP / Applebee’s / International Business Unit Operating Profit(1)	Same Restaurant Sales(2)	Net Franchise Development(3)	Strategic Initiatives

Darren M. Rebelez	20%	20%	20%	20%	20%

John C. Cywinski	20%	20%	30%	N/A	30%

Greggory H. Kalvin	40%	20%	20%	N/A	20%

Bryan R. Adel	40%	20%	20%	N/A	20%

Thomas W. Emrey	40%	20%	20%	N/A	20%

Daniel V. del Olmo	20%	30%	N/A	30%	20%

(1)	Operating profit for Mr. Emrey, Mr. Kalvin and Mr. Adel was based on Dine Brands’ operating profit, while Business Unit operating profit for Mr. Rebelez, Mr. Cywinski and Mr. del Olmo was based entirely on their respective Business Units.

(2)	Same-restaurant sales performance for Mr. Emrey, Mr. Kalvin and Mr. Adel was based 50% on Applebee’s Business Unit performance and 50% on IHOP Business Unit performance, while same restaurant sales performance for Mr. Rebelez and Mr. Cywinski was based entirely on their respective Business Units.

(3)	Net franchise development for Mr. Rebelez and Mr. del Olmo is based on net franchise development for the IHOP and International Business Units, respectively.

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For each of the performance metrics, amounts were not paid unless the threshold performance level for that metric was achieved. The threshold, target and maximum payout levels for certain of the performance metrics are illustrated in the table below. Payouts increase incrementally for performance up to a maximum of 200% of an executive’s target annual cash incentive opportunity.

Metric	Threshold	Target	Maximum	Actual Result	Percentage of Metric Achieved	Payout Percentage of Target for Metric

AEPS	$4.35	$4.94	$5.68	$4.15	84%	0%

Dine Brands Operating Profit	$179.6	$199.6	$225.5	$182.2	91%	56%

IHOP Business Unit Operating Profit	$161.2	$179.1	$202.4	$175.8	98%	88%

Applebee’s Business Unit Operating Profit	$104.0	$115.6	$130.6	$99.4	86%	0%

International Business Unit Operating Profit	$9.0	$10.3	$11.8	$10.3	100%	100%

IHOP Same Restaurants Sales	-0.5%	1.5%	3.5%	-1.9%	—	0%

Applebee’s Same Restaurant Sales	-8%	-6%	-2%	-5.3%	—	110%

IHOP Net Restaurant Development	—	—	—	37	—	81%

International Net Restaurant Development	—	—	—	17	—	56%

Payout as a Percentage of an Executive’s Target	50%	100%	200%	—	—	—

AEPS, Applebee’s Operating Profit and IHOP Same Restaurant Sales fell below the required thresholds and resulted in a zero payout for that metric. All metrics were set at levels designed to be challenging such that attainment of the targeted amounts was not assured at the time they were set and would require a high level of effort and execution in order to obtain them.

All NEOs, with the exception of the Chief Executive Officer, are assessed based on their individual performance against specific Strategic Initiatives, including the following items:

•	Mr. Rebelez’s Strategic Initiatives included the development of the IHOP brand strategy and restructuring and resourcing of the IHOP organization.

•	Mr. Cywinski’s Strategic Initiatives included the development of the Applebee’s turnaround strategy and the restructuring and resourcing of the Applebee’s organization.

•	Mr. Kalvin’s Strategic Initiatives included the implementation of new revenue recognition and lease accounting regulations and providing recommended solutions to solidify franchisee financial health.

•	Mr. Adel’s Strategic Initiatives focused on the support and solutions to solidify franchisee financial health and to support restaurant closures, lease negotiations and restructuring.

Based on Mr. Joyce’s evaluation of their performance against Strategic Initiatives, each of the NEO’s received a target payout of 100% for this component of the 2017 Annual Incentive Plan, except for Mr. Adel who received a payout of 175%.

The final annual cash incentive amounts under the 2017 Annual Incentive Plan were determined by multiplying the results of the performance metrics that each NEO was measured against by an individual performance modifier for the NEOs. The final annual cash incentive payout amount may be modified upward or downward. At the end of 2017, Mr. Joyce assessed the performance of each of the NEOs against their executive leaderships and overall contribution to the Corporation’s strategy and results and assigned a performance modifier as set forth in the table below:

Name	Performance Modifier

Darren M. Rebelez	1.0

John C. Cywinski	1.0

Greggory H. Kalvin	1.25

Bryan R. Adel	1.35

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EXECUTIVE COMPENSATION

Mr. Kalvin’s performance modifier reflected his performance against the Strategic Initiatives above and the leadership and stability provided while serving as Interim Chief Financial Officer for the majority of 2017. Mr. Adel’s performance modifier reflected his performance against the Strategic Initiative above, his expanded role including information security, internal audit and franchise administration and his leadership with the Board of Directors during the Chief Executive Officer transitions.

The amounts in the table below represent the annual cash incentive paid to each of the NEOs pursuant to the 2017 Annual Incentive Plan and are calculated by multiplying the NEO’s base salary by the target percentage and by the achievement level.

Name	Base Salary	Target as Percentage of Base Salary	Percentage of Incentive Target Achieved	Annual Cash Incentive Paid

Darren M. Rebelez	$604,101	75%	53.8%	$243,755

John C. Cywinski	$575,000	75%	63.0%	$271,688

Greggory H. Kalvin	$399,773	75%	52.8%	$158,160

Bryan R. Adel	$475,000	70%	77.2%	$256,757

Mr. Emrey and Mr. del Olmo forfeited their participation in the 2017 Annual Incentive Plan upon their departures and did not receive any payout. Mr. Kalvin’s Base Salary and Target Percentage reflect the additional annual compensation provided while he serves as Interim Chief Financial Officer. The amounts earned by the other NEOs under the 2017 Annual Incentive Plan are reflected in the column entitled “Non-Equity Incentive Plan Compensation” of the 2017 Summary Compensation Table.

Annual Long-Term Incentive or LTI Awards

The Compensation Committee grants each of the NEOs a blend of NQSOs, RSAs and cash LTIP awards. The NQSOs vest in equal installments over a three-year period and are exercisable for up to a maximum of ten years. The RSAs typically cliff vest after three years and the cash LTIP payout is based on cumulative TSR against an index of publicly-traded restaurant companies over a three-year performance period. NQSOs have value to the executive only if the Corporation’s stock price increases over the price on the date of grant. The value of RSAs increases or decreases with the changes in the Corporation’s stock price and the cash LTIP provides payment between zero and 200% of the target award depending on TSR performance within the rankings depicted in the table below:

	Relative TSR Ranking at End of Performance Period	Payout as a Percentage of Target Cash LTIP

No Payout	< 33rd Percentile of the Index	0%

Threshold	33rd Percentile of the Index	50%

Target	50th Percentile of the Index	100%

Maximum	≥ 80th Percentile of the Index	200%

The Compensation Committee believes that this mix of long-term incentives appropriately balances an emphasis on absolute and relative stock performance and aligns the compensation of our NEOs with the long-term interests of stockholders. The LTI awards are comprised of 34% of the grant date value in NQSOs, 33% of the grant date value in RSAs and 33% of the grant date value in the cash LTIP (at target). The Compensation Committee believes this weighting provides a balanced strategy between stockholder alignment, executive retention, risk and performance.

The Compensation Committee considered a range of factors in setting the value to be awarded to the NEOs, including assessments of individual performance, the potential contributions that each NEO could be expected to make in the future, each NEO’s TDCO, LTI awards previously granted to certain NEOs, the size of awards provided to other individuals holding similar positions in the market data considered by the Compensation Committee, the number of shares which remained available for issuance under the 2016 Stock Incentive Plan and overall accounting expense associated with the awards.

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EXECUTIVE COMPENSATION

The table below summarizes the grant date value of the annual long-term incentive awards made in 2017 (additional detail regarding long-term incentive awards granted in 2017 can be found in the Grants of Plan-Based Awards in 2017 table in this proxy statement):

Name	Stock Options	Restricted Stock		Cash LTIP at Target	Total Long-Term Incentive Opportunity

Darren M. Rebelez	$289,004	$280,502		$280,500	$850,006

John C. Cywinski	$272,003	$264,013		$264,000	$800,016

Greggory H. Kalvin	$68,001	$266,027	(1)	$66,000	$400,028

Bryan R. Adel	$153,001	$148,542		$148,500	$450,043

Daniel V. del Olmo(2)	$204,003	$198,020	(3)	$198,000	$600,023

(1)	Includes a one-time recognition RSA award granted to Mr. Kalvin valued at $200,020 for service as Interim Chief Financial Officer.

(2)	Mr. del Olmo forfeited the entirety of his total long-term incentive opportunity upon his departure from the Corporation

(3)	In addition to the above awards, Mr. del Olmo was granted promotional RSAs in February 2017 valued at $300,031 for assuming additional duties as Senior Vice President, Development, which were forfeited upon his departure from the Corporation.

In March 2018, the Compensation Committee approved a retention grant of equity awards to Mr. Rebelez of 8,270 RSAs that will cliff vest after 3 years, 26,670 performance- and time-based RSUs and 25,330 performance- and time-based options. These performance- and time-based equity awards will vest at the end of 3 years in amounts based on the Corporation’s achievement of certain stock price targets.

2015—2017 Cash LTIP Payout

Demonstrating the Corporation’s pay-for-performance philosophy and the direct link between pay and the Corporation’s stock price performance, no payouts were made under the cash LTIP for the 2015-2017 performance cycle based on the Corporation’s TSR relative to the restaurant index. Performance and payouts under prior performance periods were as follows:

Performance Period	Dine Brands TSR	Restaurant Index Percentile Rank	Payout as a percentage of target award

2012 - 2014	160%	64.1%	135.3%

2013 - 2015	40.8%	27.0%	0%

2014 - 2016	4.6%	20.5%	0%

2015 - 2017	-40.3%	2.7%	0%

The amounts in the table below represent the target cash LTIP incentive and actual amounts paid to the NEOs pursuant to the 2015-2017 cash LTIP. Based on the Corporation’s 2015-2017 TSR performance, no amounts were earned by the NEOs under the 2015-2017 cash LTIP.

Name	2015 - 2017 Target Award	2015 - 2017 Payout (0% of Target)

Darren M. Rebelez	$297,000	$0

Greggory H. Kalvin	$82,500	$0

Bryan R. Adel	$148,500	$0

Mr. Emrey and Mr. del Olmo forfeited their participation in the 2015 – 2017 cash LTIP upon their departures from the Corporation. Mr. Cywinski was not a participant in the 2015-2017 cash LTIP.

Stock Ownership Guidelines

The Corporation maintains robust stock ownership guidelines that are intended to further the Compensation Committee’s objectives of aligning the financial interests of its executives with those of the Corporation’s stockholders. The stock ownership guidelines call for each NEO to accumulate a minimum number of shares equal in value to a multiple of their base salary.

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EXECUTIVE COMPENSATION

For purposes of the guidelines, stock ownership includes Common Stock owned directly, in-the-money value of exercisable NQSOs, RSAs, stock-settled RSUs, and vested shares of Common Stock held in the Corporation’s 401(k) Plan. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by the Corporation’s executives to allow them to meet the stock ownership guidelines.

The Compensation Committee annually reviews each NEO’s progress towards meeting the stock ownership guidelines. The Compensation Committee has informed management that it may reduce or choose not to grant future stock-based compensation to any executive who fails to make reasonable progress towards meeting the stock ownership goals within five years from becoming subject to the guidelines. Based upon its October 2017 review of each NEO, including Mr. Joyce’s equity holdings in the Corporation, the Compensation Committee determined that each NEO and Mr. Joyce met, exceeded or was on schedule to meet his or her guideline as outlined in the following table:

Name	Guideline as a Multiple of Base Salary	Holdings as a Multiple of Base Salary(1)	Guideline Status

Stephen P. Joyce	6	15.3	Meets Guideline

Darren M. Rebelez(2)	4	3.3	On Schedule

John C. Cywinski(3)	4	3.3	On Schedule

Greggory H. Kalvin	2	2.4	Meets Guideline

Bryan R. Adel	2	2.1	Meets Guideline

(1)	Based upon holdings in the shares of common stock of the Corporation and one-year average daily price per share of the Corporation’s common stock from October 4, 2016 to October 3, 2017.

(2)	Mr. Rebelez has until May 4, 2020 to meet his stock ownership guideline.

(3)	Mr. Cywinski has until March 9, 2022 to meet his ownership guideline.

Clawback Policy

To the extent permitted by governing law, in the event that (i) the Corporation is required to make a material restatement of its financial statements as a result of fraudulent behavior or material intentional misconduct on the part of the Corporation’s current or former (a) Chief Executive Officer, (b) executive officers subject to Section 16 of the Exchange Act or (c) other executive officers who report directly to the Chief Executive Officer and (ii) any incentive compensation was paid to any of these individuals based upon achievement of certain financial results and in reliance upon the financial statements to be restated, then the Board of Directors of the Corporation may, in its sole discretion and upon making a determination that it would be in the best interest of the Corporation to do so, direct the Corporation to make reasonable efforts to seek reimbursement of any such incentive compensation paid within the past three years from the date of the restatement to the extent it exceeds the amounts that would have been earned under the restated financial statements. This policy shall apply in addition to any right of recoupment against the Chief Executive Officer and Chief Financial Officer pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or other applicable law or regulation. The Compensation Committee expects that it will review and modify the policy as may be required to comply with NYSE listing standards based on SEC rules if and when finalized.

Hedging and Pledging Restrictions

The Corporation’s Insider Trading Policy prohibits pledging the Corporation’s securities as collateral and entering into transactions to hedge the value of the Corporation’s securities owned by individuals subject to the policy.

Employment Agreements and Change in Control Provisions

Employment Agreements

The Corporation enters into employment agreements with certain executives when it determines that an employment agreement is desirable for the Corporation to obtain a measure of assurance as to the executive’s continued employment in

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light of prevailing market competition for the particular position held by the executive officer, or where the Compensation Committee determines that an employment agreement is necessary and appropriate to attract an executive in light of market conditions, the prior experience of the executive or practices at the Corporation with respect to other similarly situated employees.

Mr. Joyce is a party to an employment agreement with the Corporation. The employment agreement calls for a term beginning on September 12, 2017 and ending on February 1, 2021 with no automatic extensions. The Corporation may terminate the agreement at any time, with or without cause upon written notice to the executive. The employment agreement provides for a base salary, a target annual cash incentive opportunity of 100% of base salary for eligible participation years (2018, 2019 and 2020) and certain other perquisites and benefit programs. The employment agreement does not contain multi-year incentive guarantees or tax gross-ups. The employment agreement contains confidentiality, trade secrets, discoveries and non-solicitation provisions.

Mr. Rebelez and Mr. Cywinski are parties to employment agreements with the Corporation. The employment agreements call for an initial employment term of three years and provide for automatic successive one-year extensions unless the Corporation or the executive gives notice to the contrary more than 90 days prior to the expiration of the then-current term of the agreement. The Corporation may terminate the agreements at any time, with or without cause upon written notice to the executive. The employment agreements provide for a base salary, a target annual cash incentive opportunity of 75% of base salary and certain other perquisites and benefit programs. The employment agreements do not contain multi-year incentive guarantees or tax gross-ups. The employment agreements contain confidentiality, trade secrets, discoveries and non-solicitation provisions.

Mr. Kalvin is party to an employment offer letter with the Corporation, effective as of June 21, 2007 and an offer letter in connection with his assumption of the role of Senior Vice President, Corporate Controller, effective as of November 23, 2009. Mr. Kalvin is also party to an offer letter in connection with his assumption of the role of Interim Chief Financial Officer, effective as of March 15, 2017.

Mr. Adel is, and Mr. del Olmo was, party to an employment offer letter with the Corporation, effective as of August 2, 2010 and December 16, 2013, respectively. Additionally, Mr. del Olmo was a party to a promotional offer letter in connection with his promotion to include leadership over the Corporation’s development function, effective January 2017.

Ms. Stewart and Mr. Emrey were each party to an employment agreement with the Corporation prior to their departures in March 2017 on substantially similar terms as those described for Mr. Rebelez and Mr. Cywinski above, except for the target annual cash incentive opportunity for Ms. Stewart which was 110%. See the section Compensation Discussion Related to Management Transition for information on Ms. Stewart’s severance compensation. Mr. Emrey did not receive any severance payments or benefits in connection with his departure from the Corporation.

Under certain termination scenarios, the employment agreements may provide for severance payments, benefits continuation and vesting of outstanding equity-based awards. See “Potential Payments Upon Termination or Change in Control” in this proxy statement for additional information about severance arrangements, including projected severance payment amounts, pursuant to the employment agreements.

Amended and Restated Executive Severance and Change in Control Policy

Mr. Kalvin and Mr. Adel participate, and Mr. del Olmo participated, in the Corporation’s Amended and Restated Executive Severance and Change in Control Policy. This policy is intended to increase the retention of the senior leadership team and to provide severance benefits under specified circumstances to certain individuals who are in a position to contribute materially to the success of the Corporation. These arrangements also are intended to facilitate changes in the leadership team by setting terms for the termination of an executive officer in advance, thereby allowing a smooth transition of responsibilities when it is in the best interests of the Corporation. Under certain termination scenarios, the policy may provide for severance payments, benefits continuation and vesting of certain outstanding equity-based awards. The policy does not provide for tax

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gross-ups. See “Potential Payments Upon Termination or Change in Control” in this proxy statement for additional information about severance arrangements, including projected severance payment amounts, pursuant to the Amended and Restated Executive Severance and Change in Control Policy.

Nonqualified Deferred Compensation Plan

Pursuant to the Deferred Compensation Plan, all NEOs, including our Chief Executive Officer, are eligible to defer their base salaries, annual cash incentives, and long-term incentive plan cash distributions. Deferrals are always 100% vested. This plan provides the NEOs with a long-term capital accumulation opportunity. The Deferred Compensation Plan provides a range of investment opportunities and is designed to comply with Section 409A of the Internal Revenue Code (the “Code”). See “Nonqualified Deferred Compensation” in this proxy statement for additional information regarding aggregate contributions made by each of the NEOs participating in the Deferred Compensation Plan during 2017, aggregate interest or other earnings accrued during 2017, the aggregate dollar amount of withdrawals during 2017 and the 2017 fiscal year end balance.

Perquisites

The Corporation provides all NEOs, including our Chief Executive Officer, with limited perquisites as part of a competitive total compensation package. The Compensation Committee annually reviews the perquisites provided to the NEOs and approves those personal benefits or perquisites that it deems to be in the Corporation’s best interest in order to induce executives to maintain or accept employment with us.

Annual Physicals. Each NEO is entitled and expected to have an annual physical provided at the Corporation’s cost.

Automobile Allowances. The Corporation pays each of the NEOs an automobile allowance and other automobile-related expense reimbursements. Beginning in 2018, the Corporation will no longer reimburse for other automobile-related expenses.

Airline Clubs. The Corporation will reimburse the Chief Executive Officer for the cost of up to three airline club memberships and each of the other NEOs for the cost of one airline club membership for their use when traveling for business. Beginning in 2018, the Corporation will no longer reimburse NEOs for the costs of airline club memberships.

Supplemental Life Insurance. The Corporation provides supplemental life insurance for each of the NEOs in addition to paying for life insurance for all eligible employees. Prior to her departure, Ms. Stewart was provided total insurance of $1.4 million under the Corporation’s group policy while the other NEOs are provided $900,000 in life insurance under the Corporation’s group policy.

Supplemental Disability Insurance. The Corporation provides supplemental disability insurance for each of the NEOs in addition to paying for disability insurance for all eligible employees. The coverage for each NEO generally provides for a benefit equal to 60% of pre-disability earnings subject to a maximum of $25,000 per month.

Tax Preparation Reimbursement. The Corporation may provide tax preparation reimbursement for certain NEOs who are required to file tax returns in multiple states as a result of their employment with the Corporation. The benefit is taxable to the NEO and is intended to encourage the NEO to engage knowledgeable experts to assist with tax preparation.

Other. On a case-by-case basis, the Corporation may provide other perquisites to certain executives from time to time. Per the terms of Mr. Joyce’s employment agreement, Mr. Joyce receives a commuting expense allowance and a temporary housing allowance. Mr. Dahl received reimbursement for commuting expenses during his tenure as Interim Chief Executive Officer. The Corporation paid Mr. Dahl a tax gross-up payment in connection with the reimbursement of his commuting expenses. Mr. Cywinski received a relocation package as an inducement to join the Corporation and to pay for costs associated with relocating to Glendale, California, including the reimbursement of relocation benefits provided to Mr. Cywinski by his previous employer that he was required to repay upon his resignation from his prior employer and a related tax gross-up payment. See the 2017 Summary Compensation Table for additional details on these perquisites.

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EXECUTIVE COMPENSATION

Deductibility of Certain Executive Compensation

Under Section 162(m) of the Code, income tax deductions are limited to the extent total compensation for certain executive officers exceeds $1 million in any one year. Historically, there was an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under applicable IRS regulations. To qualify as “performance-based,” compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Compensation Committee. In addition, the material terms of the plan must have been approved by the stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made. With the enactment of the 2017 Tax Cuts and Jobs Act, the performance-based compensation exemption has been eliminated under Section 162(m) of the Code, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor, the Compensation Committee believes that it must maintain flexibility in its approach to executive compensation in order to structure a program that it considers to be the most effective in attracting, motivating and retaining the Corporation’s key executives.

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2018 PROXY STATEMENT
COMPENSATION TABLES

COMPENSATION TABLES

Compensation tables and accompanying notes and disclosures for all NEOs, including executives serving or having served as our chief executive officer in 2017, are set forth below. References to our NEOs in this Compensation Tables section shall include all of our NEOs for 2017.

2017 Summary Compensation Table

The following 2017 Summary Compensation Table and accompanying notes set forth information concerning compensation earned by each of the Corporation’s NEOs for the fiscal year ended December 31, 2017, and, to the extent required under applicable SEC disclosure rules, the fiscal years ended December 31, 2016 and 2015. Amounts set forth in this 2017 Summary Compensation Table do not include compensation paid to Mr. Joyce and Mr. Dahl in connection with their service as members of the Board of Directors. See the Director Compensation Table for 2017 for compensation paid to Mr. Joyce and Mr. Dahl for their service on the Board of Directors.

Name & Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
Stephen P. Joyce(8)	2017	284,615		750,000	(9)	4,826,500	(10)	1,076,000		—	(11)	76,328		7,013,443
Chief Executive Officer
Greggory H. Kalvin(12)	2017	386,590	(13)	—		266,027	(14)	68,001		158,160		31,876		910,654
Interim Chief Financial Officer and
Senior Vice President, Corporate
Controller
Darren M. Rebelez	2017	601,394		—		280,502		289,004		243,755		34,161		1,448,816
President, IHOP Business Unit	2016	584,736		—		272,336		280,512		256,110		32,396		1,426,090
	2015	375,962		475,000	(15)	2,597,026	(16)	306,007		661,538		70,737		4,486,270
John C. Cywinski(17)	2017	457,788		150,000	(18)	1,764,053	(19)	272,003		271,688		631,758		3,547,290
President, Applebee’s Business Unit
Bryan R. Adel	2017	445,461		—		148,542		153,001		256,757		36,463		1,040,224
Senior Vice President, Legal, General	2016	432,331		—		148,531		153,007		140,603		35,925		910,397
Counsel and Secretary	2015	437,672		—		148,518		153,018		372,664		33,272		1,145,145
Former NEOs
Richard J. Dahl(20)	2017	905,068		—		—		195,500	(21)	—		99,097		1,199,665
Chairman of the Board and Former
Interim Chief Executive Officer
Julia A. Stewart(22)	2017	265,385		—		—		—		—		5,872,315	(23)	6,137,700
Former Chairman and Chief	2016	1,000,000		—		1,320,050		1,360,014		792,000		50,951		4,523,015
Executive Officer and Interim	2015	1,038,462		—		1,320,062		1,360,007		2,016,850		54,610		5,789,991
President, Applebee’s Business Unit
Thomas W. Emrey(24)	2017	161,923		—		—		—		—		19,427		181,350
Former Chief Financial Officer	2016	524,246		—		264,065		272,003		213,198		27,872		1,301,384
	2015	528,698		—		272,359		280,513		563,701		27,570		1,672,841
Daniel V. del Olmo(25)	2017	349,600		—		498,051	(26)	204,003	(27)	—		36,560		1,088,214
Former President, International	2016	358,885		—		156,803		161,502		200,000		48,078		925,268
	2015	358,654		—		148,518		153,018		327,873		34,515		1,022,577

(1)	Represents 27, 26 and 26 bi-weekly pay periods during the fiscal years ended December 31, 2015, 2016 and 2017, respectively.

(2)

The amounts reported in this column for 2017 represent the aggregate grant date fair value related to the RSAs that were granted as part of the 2017 LTI award and the new hire and promotion grants awarded to Mr. Joyce, Mr. Kalvin, and Mr. Cywinski, each computed in accordance with FASB ASC Topic 718. The amounts in the “Stock Awards” column for prior years include the aggregate grant date fair value related to stock awards granted in each of the years shown, computed in accordance with FASB ASC Topic 718. See Note 13 to Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the year ended December 31, 2017, 2016 and 2015 for information regarding assumptions underlying the valuation of

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2018 PROXY STATEMENT
COMPENSATION TABLES

equity awards granted in 2017, 2016 and 2015. The amounts reported for Mr. Joyce’s performance-based RSU is calculated based on the probable achievement of the vesting condition at the time of grant. Under FASB ASC Topic 718, the vesting condition related to Mr. Joyce’s performance-based RSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for Mr. Joyce that could be calculated and disclosed based on achievement of the underlying market condition.

(3)	The amounts in the “Option Awards” column include the aggregate grant date fair value related to option awards granted in each of the years shown, computed in accordance with FASB ASC Topic 718. See Note 13 to Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the year ended December 31, 2017, 2016 and 2015 for information regarding assumptions underlying the valuation of option awards granted in 2017, 2016 and 2015. The amounts reported for Mr. Joyce’s performance-based NQSO is calculated based on the probable achievement of the vesting condition at the time of grant. Under FASB ASC Topic 718, the vesting condition related to Mr. Joyce’s performance-based NQSO is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for Mr. Joyce that could be calculated and disclosed based on achievement of the underlying market condition.

(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column for 2017 include payouts under the 2017 Annual Incentive Plan. These payout amounts were based on the Corporation’s and, if applicable, the individual’s attainment of certain pre-determined performance targets. No payouts were made under the cash LTIP for the fiscal 2015-2017 performance period. For additional information on the amounts earned for 2017, see the section entitled “Performance- and Stock-Based Compensation” in the Compensation Discussion and Analysis section of this proxy statement.

(5)	The amounts in “All Other Compensation” for 2017 include amounts paid or reimbursed for the following:

Name	Auto Allowance and Expenses ($)	401(k) Plan Contributions ($)	Relocation Expenses ($)		Housing and Commuting Expenses ($)		Life and Disability Insurance Premiums ($)	Annual Physical Exam ($)	Tax Preparation ($)	Airline Club ($)	Legal Expenses ($)	Cash Severance ($)	Total ($)
Stephen P. Joyce	4,316	—	—		71,154		858	—	—	—	—	—	76,328
Greggory H. Kalvin	14,943	13,500	—		—		3,433	—	—	—	—	—	31,876
Darren M. Rebelez	13,928	13,500	—		—		3,433	2,900	—	400	—	—	34,161
John C. Cywinski	10,147	—	609,639	(6)	—		2,575	—	—	496	8,901	—	631,758
Bryan R. Adel	16,106	13,500	—		—		3,433	2,900	—	525	—	—	36,464
Former NEOs
Richard J. Dahl	—	—	—		97,375	(7)	1,722	—	—	—	—		99,097
Julia A. Stewart	3,494	7,885	—		—		11,670	4,100	18,373	—	51,293	5,775,500	5,872,315
Thomas W. Emrey	2,494	13,500	—		—		3,433	—	—	—	—	—	19,427
Daniel V. del Olmo	20,160	13,500	—		—		—	2,900	—	—	—	—	36,560

Amounts for Mr. Joyce’s housing and commuting expenses, Mr. Dahl’s commuting expenses and Mr. Cywinski’s relocation expenses are based on amounts actually paid or reimbursed to the NEO or service provider, as applicable. Amounts for legal expenses for Ms. Stewart are based on amounts actually reimbursed to Ms. Stewart.

(6)	Mr. Cywinski’s relocation benefits included $243,424 for the reimbursement of relocation benefits provided to Mr. Cywinski by his previous employer that he was required to repay upon his resignation from his prior employer and a related tax gross-up payment of $125,121. The remaining relocation benefits consisted of a lump sum relocation allowance of $155,000, reimbursement for house hunting trips, temporary housing and associated travel expenses prior to his permanent relocation.

(7)	The Corporation provided a tax gross-up payment of $32,318 to Mr. Dahl in connection with the reimbursement of his commuting expenses.

(8)	Mr. Joyce commenced employment with the Corporation as Chief Executive Officer on September 12, 2017.

(9)	Represents Mr. Joyce’s sign-on bonus.

(10)	Includes sign-on performance- and time-based RSUs and time-based RSUs awarded to Mr. Joyce valued at $1,783,000 and $3,043,500, respectively.

(11)	Mr. Joyce was not a participant in the 2017 Annual Incentive Plan.

(12)	Mr. Kalvin commenced service as our Interim Chief Financial Officer on March 15, 2017.

(13)	Is inclusive of additional compensation paid to Mr. Kalvin for service as Interim Chief Financial Officer.

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COMPENSATION TABLES

(14)	Includes RSAs awarded to Mr. Kalvin valued at $200,020 for service as Interim Chief Financial Officer.

(15)	Represents Mr. Rebelez’s 2015 sign-on bonus.

(16)	Includes sign-on RSAs awarded to Mr. Rebelez valued at $2,300,015 in 2015.

(17)	Mr. Cywinski commenced employment with the Corporation as President, Applebee’s Business Unit, on March 9, 2017.

(18)	Represents Mr. Cywinski’s sign-on bonus.

(19)	Includes the sign-on RSAs awarded to Mr. Cywinski valued at $1,500,040.

(20)	Mr. Dahl served as Chairman of the Board of Directors and Interim Chief Executive Officer as well as Interim President, Applebee’s Business Unit from March 1, 2017 to September 11, 2017.

(21)	In connection with his service as Interim Chief Executive Officer, Mr. Dahl received 50,000 stock options valued at $195,500.

(22)	Ms. Stewart departed the Corporation and ceased service as our Chairman of the Board of Directors and Chief Executive Officer and as Interim President, Applebee’s Business Unit on March 1, 2017.

(23)	Includes cash severance payments totaling $5,775,500.

(24)	Mr. Emrey departed the Corporation and ceased service as our Chief Financial Officer on March 15, 2017.

(25)	Mr. del Olmo departed the Corporation and ceased service as our President, International Business Unit on September 13, 2017.

(26)	Includes promotional RSAs awarded to Mr. del Olmo valued at $300,031 for assuming additional duties as Senior Vice President, Development. All unvested RSAs were forfeited upon his separation from the Corporation.

(27)	Forfeited upon Mr. del Olmo’s separation from the Corporation.

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2018 PROXY STATEMENT
COMPENSATION TABLES

Grants of Plan-Based Awards in 2017

The following table provides information with respect to the plan-based awards granted by the Compensation Committee to the NEOs, excluding Julia A. Stewart who did not receive any grants of plan-based awards, in 2017. Plan-based awards include annual incentive plan awards under the Corporation’s 2017 Annual Incentive Plan (“AIP”), RSAs, RSUs, NQSOs and cash LTIP awards under the 2016 Stock Incentive Plan. For additional information on the performance objectives and determination of threshold, target and maximum payouts for these awards, see the section entitled “Performance- and Stock-Based Compensation” in the Compensation Discussion and Analysis section of this proxy statement. For the actual amounts earned under the AIP awards, see the 2017 Summary Compensation Table in this proxy statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name / Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen P. Joyce
LTIP	—	—	—	—	—	—	—	—	—	—	—	—
RSU(5)	9/12/2017	8/15/2017	—	—	—	35,000	175,000	175,000	—	—	—	1,783,000
RSU(6)	9/12/2017	8/15/2017	—	—	—	—	—	—	75,000	—	—	3,043,500
NQSO(7)	9/12/2017	8/15/2017	—	—	—	70,000	350,000	350,000	—	—	40.58	1,076,000
Greggory H. Kalvin
AIP(8)	—	2/17/2017	149,915	299,830	599,660	—	—	—	—	—	—	—
LTIP	—	2/17/2017	33,000	66,000	132,000	—	—	—	—	—	—	—
RSA	3/3/2017	2/17/2017	—	—	—	—	—	—	1,234	—	—	66,007
RSA(9)	4/17/2017	4/06/2017	—	—	—	—	—	—	3,654	—	—	200,020
NQSO	3/3/2017	2/17/2017	—	—	—	—	—	—	—	15,741	53.49	68,001
Darren M. Rebelez
AIP	—	2/17/2017	226,538	453,076	906,152	—	—	—	—	—	—	—
LTIP	—	2/17/2017	140,250	280,500	561,000	—	—	—	—	—	—	—
RSA	3/3/2017	2/17/2017	—	—	—	—	—	—	5,244	—	—	280,502
NQSO	3/3/2017	2/17/2017	—	—	—	—	—	—	—	66,899	53.49	289,004
John C. Cywinski
AIP	—	3/5/2017	215,625	431,250	862,500	—	—	—	—	—	—	—
LTIP(10)	—	3/5/2017	100,000	200,000	400,000	—	—	—	—	—	—	—
LTIP	—	3/5/2017	132,000	264,000	528,000	—	—	—	—	—	—	—
RSA	3/15/2017	3/5/2017	—	—	—	—	—	—	4,816	—	—	264,013
RSA(11)	3/15/2017	3/5/2017	—	—	—	—	—	—	27,363	—	—	1,500,040
NQSO	3/15/2017	3/5/2017	—	—	—	—	—	—	—	58,875	54.82	272,003
Bryan R. Adel
AIP(12)	—	2/17/2017	166,250	332,500	665,000	—	—	—	—	—	—	—
LTIP	—	2/17/2017	74,250	148,500	297,000	—	—	—	—	—	—	—
RSA	3/3/2017	2/17/2017	—	—	—	—	—	—	2,777	—	—	148,542
NQSO	3/3/2017	2/17/2017	—	—	—	—	—	—	—	35,417	53.49	153,001
Former NEOs
Richard J. Dahl
NQSO	3/21/2017	3/21/2017	—	—	—	—	—	—	—	50,000	51.12	195,500
Thomas W. Emrey
AIP	—	2/17/2017	202,340	404,681	809,362	—	—	—	—	—	—	—
Daniel V. del Olmo
AIP	—	2/17/2017	162,375	324,750	649,500	—	—	—	—	—	—	—
LTIP	—	2/17/2017	99,000	198,000	396,000	—	—	—	—	—	—	—
RSA(13)	2/15/2017	2/01/2017	—	—	—	—	—	—	4,507	—	—	300,031
RSA(14)	3/3/2017	2/17/2017	—	—	—	—	—	—	3,702	—	—	198,020
NQSO(14)	3/3/2017	2/17/2017	—	—	—	—	—	—	—	47,223	53.49	204,003

(1)	Please see the section entitled “Performance- and Stock-Based Compensation” in the Compensation Discussion and Analysis section of this proxy statement for additional information regarding the AIP and cash LTIP.

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(2)	Except where otherwise noted, RSAs reflected in this table cliff vest in full on the third anniversary of the date of grant.

(3)	Except where otherwise noted, NQSOs reflected in this table vest and become exercisable as to one-third of the shares subject to the NQSO on each of the first, second and third anniversaries of the date of grant.

(4)	The amounts in this column represent the aggregate grant date fair value related to RSAs, RSUs and NQSO awards granted in 2017 computed in accordance with FASB ASC Topic 718. See Note 13 to Consolidated Financial Statements in the Corporation’s annual report on Form 10-K for the year ended December 31, 2017 for information regarding assumptions underlying the valuation of equity awards.

(5)	Represents performance- and time-based RSUs which will vest on February 1, 2021 subject to Mr. Joyce’s continued employment through such date and according to the attainment of certain stock price performance targets. Dividend equivalent rights accrue on the RSUs and vest proportionately with the RSUs to which they relate.

(6)	Represents time-based RSUs which will vest on February 1, 2021 subject to Mr. Joyce’s continued employment through such date. Dividend equivalent rights accrue on the RSUs and vest proportionately with the RSUs to which they relate.

(7)	Represents performance- and time-based stock options which will vest on February 1, 2021 subject to Mr. Joyce’s continued employment through such date and according to the attainment of certain stock price performance targets.

(8)	Amounts for estimated future payouts under the Annual Incentive Plan include Mr. Kalvin’s additional compensation for service as the Interim Chief Financial Officer and a target payout at 75% of base salary.

(9)	RSAs vest as to one-third of the shares on each of the first, second and third anniversaries of the grant date.

(10)	Represents participation in the 2016-2018 LTIP performance cycle.

(11)	Represents RSAs awarded in connection with the hiring of Mr. Cywinski. These RSAs vest as to one-fourth of the shares on each of the first, second, third and fourth anniversaries of the date of grant.

(12)	Amounts for estimated future payouts under the Annual Incentive Plan include Mr. Adel’s merit increase in base salary and a target payout at 70% of base salary.

(13)	Represents RSAs awarded in connection with Mr. del Olmo’s assumption of the duties as Senior Vice President, Development. The RSAs were forfeited upon Mr. del Olmo’s departure from the Corporation.

(14)	These awards were forfeited by Mr. del Olmo upon his departure from the Corporation.

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COMPENSATION TABLES

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides summary information regarding the outstanding equity awards for the Corporation’s NEOs at December 31, 2017.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable (#)	Unexercisable (#)
Stephen P. Joyce	—	—		350,000	(2)	40.58	9/12/2027	76,615	(3)	3,886,679	—		—
	—	—		—		—	—	—		—	178,769	(4)	9,068,951
Greggory H. Kalvin	839	—		—		81.57	2/25/2024	726	(5)	36,830	—		—
	1,930	965	(6)	—		113.72	2/24/2025	817	(7)	41,446	—		—
	1,882	3,764	(8)	—		90.90	2/26/2026	1,234	(9)	62,601	—		—
	—	15,741	(10)	—		53.49	3/3/2027	3,654	(11)	185,367	—		—
Darren M. Rebelez	10,869	5,434	(12)	—		95.81	5/15/2025	3,100	(13)	157,263	—		—
	6,901	13,801	(8)	—		90.90	2/26/2026	12,003	(14)	608,912	—		—
	—	66,899	(10)	—		53.49	3/3/2027	2,996	(7)	151,987	—		—
	—	—		—		—	—	5,244	(9)	266,028	—		—
John C. Cywinski	—	58,875	(15)			54.82	3/15/2027	4,816	(16)	244,316	—		—
	—	—		—		—	—	27,363	(17)	1,388,125	—		—
Bryan R. Adel	10,488	—		—		57.21	2/28/2021	1,306	(5)	66,253	—		—
	6,990	—		—		52.37	2/28/2022	1,634	(7)	82,893	—		—
	4,723	—		—		72.28	2/26/2023	2,777	(9)	140,877	—		—
	6,607	—		—		81.57	2/25/2024	—		—	—		—
	3,474	1,736	(6)	—		113.72	2/24/2025	—		—	—		—
	3,764	7,528	(8)	—		90.90	2/26/2026	—		—	—		—
	—	35,417	(10)	—		53.49	3/3/2027	—		—	—		—
Former NEOs
Richard J. Dahl	—	50,000	(18)	—		51.12	3/21/2027	—		—	—		—
Julia A. Stewart	59,081	—		—		56.42	3/1/2019	—		—	—		—
	44,146	—		—		52.37	3/1/2019	—		—	—		—
	30,224	—		—		72.28	3/1/2019	—		—	—		—
	46,563	—		—		81.57	3/1/2019	—		—	—		—
	46,306	—		—		113.72	3/1/2019	—		—	—		—
	100,370	—		—		90.90	3/1/2019	—		—	—		—
Thomas W. Emrey	—	—		—		—	—	—		—	—		—
Daniel V. del Olmo	—	—		—		—	—	—		—	—		—

(1)	Per share value of stock awards is $50.73 based on the closing price of the Common Stock on the NYSE on December 29, 2017.

(2)	These options will become exercisable on February 1, 2021 subject to Mr. Joyce’s continued employment with the Corporation through such date and in an amount to be determined based upon the achievement of certain stock price performance targets.

(3)	These RSUs will vest in full on February 1, 2021 subject to Mr. Joyce’s continued employment with the Corporation through such date.

(4)	These RSUs will vest in full on February 1, 2021 subject to Mr. Joyce’s continued employment with the Corporation through such date and in an amount to be determined based upon the achievement of certain stock price performance targets.

(5)	These RSAs vested in full on February 24, 2018.

(6)	The options became exercisable on February 24, 2018.

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(7)	These RSAs will vest in full on February 26, 2019.

(8)	These options became exercisable as to one-half on February 26, 2018 and will become exercisable as to one-half on February 26, 2019.

(9)	These RSAs will vest in full on March 3, 2020.

(10)	These options become exercisable as to one-third on March 3, 2018 and will become exercisable as to one-third on each of March 3, 2019 and 2020.

(11)	These RSAs will vest in full on April 17, 2020.

(12)	These options will become exercisable in full on May 15, 2018.

(13)	These RSAs will vest in full on May 15, 2018.

(14)	These RSAs vest in full as to one-half on each of May 15, 2018 and 2019.

(15)	These options became exercisable as to one-third on March 15, 2018 and will become exercisable as to one-third on each of March 15, 2019 and 2020.

(16)	These RSAs will vest in full on March 15, 2020.

(17)	These RSAs vested as to one-quarter on March 15, 2018 and will vest as to one-quarter on each of March 15, 2019, 2020 and 2021.

(18)	These options became exercisable as to one-third on March 21, 2018 and will become exercisable as to one-third on each of March 21, 2019 and 2020.

2017 Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock awards by the NEOs during the fiscal year ended December 31, 2017.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Stephen P. Joyce.	—	—		—	—

Greggory H. Kalvin	—	—		810	48,487(4)

Darren M. Rebelez	—	—		6,002	306,822(5)

John C. Cywinski	—	—		—	—

Bryan R. Adel	—	—		2,124	127,143(6)

Former NEOs

Richard J. Dahl	—	—		—	—

Julia A. Stewart	—	—		41,099	2,454,843(7)

Thomas W. Emrey	30,000	288,339	(8)	3,540	211,904(8)

Daniel V. del Olmo	—	—		3,208	220,165(9)

(1)	Represents the difference between the market value of the stock on the exercise date and the exercise price times the number of NQSOs exercised.

(2)	Represents the lapsing of restrictions on and the release of RSAs granted to the NEO.

(3)	Represents the product of the number of shares vested and the closing price of the Corporation’s Common Stock on the NYSE on the vesting date.

(4)	Value realized is based on a closing price of $59.86 per share on the February 24, 2017 vesting date.

(5)	Value realized is based on a closing price of $51.12 per share on the May 15, 2017 vesting date.

(6)	Value realized is based on a closing price of $59.86 per share on the February 24, 2017 vesting date.

(7)	Value realized is based on a closing price of $59.73 per share on the February 22, 2017 vesting date.

(8)	RSA value realized is based on a closing price of $59.86 per share on the February 24, 2017 vesting date. Stock option value realized is based on a sell price of $48.99 (for 10,000 shares), $49.27 (for 10,000 shares) and $46.68 (for 10,000 shares) minus the exercise price of $38.70 on the following exercise dates May 18, 2017, May 22, 2017 and June 12, 2017, respectively.

(9)	Value realized is based on a closing price of $59.86 per share on the February 24, 2017 vesting date for 1,416 shares and a closing price of $75.56 per share on the January 13, 2017 vesting date for 1,792 shares.

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2018 PROXY STATEMENT
COMPENSATION TABLES

2017 Nonqualified Deferred Compensation

Pursuant to the Deferred Compensation Plan, certain highly compensated employees can elect to defer up to 80% of their base salary, 100% of annual cash incentive and 100% of long-term incentive plan distributions instead of receiving these amounts as payments taxable in the year of receipt.

Under the Deferred Compensation Plan, participants may designate select investment options approved by the Compensation Committee administering the Deferred Compensation Plan in which the deferred compensation payments are deemed to be invested. These investment options are not publicly traded and are only available through variable insurance products. Participants have no ownership interest in the investment options they select, as the investment options are used principally to measure gains or losses. Amounts are credited or debited to participant’s account balance in accordance with deferral elections made by the participant. There is no guaranteed investment return on any deferred payment amounts.

The unfunded, nonqualified plan structure of the Deferred Compensation Plan is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant’s deferral account represent unsecured claims against the Corporation’s assets.

Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election either in a lump sum or annual installment payments commencing on the applicable benefit distribution date selected by the participant.

Contributions to or withdrawals from the Deferred Compensation Plan by NEOs during 2017 are shown below. The following table provides information regarding aggregate interest or other earnings accrued during 2017 and the aggregate account balance at 2017 fiscal year end.

Name	Executive Contributions in FY 2017 ($)	Aggregate Earnings (loss) in FY 2017 ($)	Aggregate Withdrawals/ Distributions in FY 2017 ($)	Aggregate Balance at FYE 2017 ($)

Stephen P. Joyce	—	—	—	—

Greggory H. Kalvin	—	—	—	—

Darren M. Rebelez	—	—	—	—

John C. Cywinski	—	—	—	—

Bryan R. Adel	—	—	—	—

Former NEOs

Richard J. Dahl	—	—	—	—

Julia A. Stewart	—	37,193	317,963	—

Thomas W. Emrey	—	—	—	—

Daniel V. del Olmo	—	1,062	—	226,806

Employment Agreements

The employment agreements for Mr. Rebelez and Mr. Cywinski and the employment offer letters and Amended and Restated Executive Severance and Change in Control Policy for Mr. Kalvin, Mr. Adel and Mr. del Olmo provide for severance benefits in the event of termination by the Corporation without “cause,” termination by the executive for “good reason” either prior to or following a “change in control,” termination upon a change in control only, termination due to death and termination due to disability. Ms. Stewart’s and Mr. Emrey’s employment agreements contained the same terms.

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Employment Agreement with Stephen P. Joyce

The employment agreement between the Corporation and Mr. Joyce provides that, in the event of termination by the Corporation without “cause” or by Mr. Joyce for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Joyce will be entitled to the following benefits:

•	any accrued base salary through the date of termination;

•	a lump sum payment equal to two times the sum of his annual base salary, plus the greater of (i) the average of his actual bonus attributable to the prior one, two or three years, depending on Mr. Joyce’s length of service and (ii) Mr. Joyce’s target bonus for the then current fiscal year;

•	the annual bonus payout for Mr. Joyce for the year of termination based on actual performance, prorated for the length of service during such year;

•	continued insurance coverage for a maximum of 18 months; and

•	up to $10,000 in outplacement assistance.

In addition, in the event that such termination is on or prior to September 12, 2019, Mr. Joyce will be entitled to:

•	pro-rata vesting based on length of service of all time-based RSUs granted to Mr. Joyce under his employment agreement; and

•	pro-rata vesting based on length of service of all performance- and time-based RSUs and performance- and time-based options granted under his employment agreement as to the portion of such equity awards for which performance criteria have been satisfied as of the date of termination pursuant to the terms of Mr. Joyce’s employment agreement.

In the event such termination is after September 12, 2019, then Mr. Joyce will be entitled to:

•	full vesting of all time-based RSUs granted to Mr. Joyce under his employment agreement; and

•	vesting of performance-based RSUs and performance-based options granted under his employment agreement as to the portion of such equity awards for which performance criteria have been satisfied as if Mr. Joyce remained employed through the end of the term of his employment agreement.

The employment agreement with Mr. Joyce also provides that, in the event of termination by the Corporation without “cause” or by Mr. Joyce for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Joyce will be entitled to the following benefits:

•	a lump sum payment equal to three times the sum of his base salary, plus the greater of (i) the average of his actual bonus attributable to the prior one, two or three years depending on Mr. Joyce’s length of service and (ii) Mr. Joyce’s target bonus for the then current fiscal year;

•	continued insurance coverage for a maximum of 18 months; and

•	full vesting of all time-based RSUs, performance- and time-based RSUs and performance- and time-based options granted to Mr. Joyce under his employment agreement.

Employment Agreement with Darren M. Rebelez

The employment agreement between the Corporation and Mr. Rebelez provides that, in the event of termination by the Corporation without “cause” or by Mr. Rebelez for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Rebelez will be entitled to the following benefits:

•	any accrued base salary through the date of termination;

•	a lump sum payment equal to the sum of his annual base salary, plus the average of his actual bonus attributable to the prior one, two or three years, depending on Mr. Rebelez’s length of service;

•	continued insurance coverage for a maximum of 12 months;

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2018 PROXY STATEMENT
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•	full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination so long as such awards are not considered by the Corporation to be granted in connection with the commencement of Mr. Rebelez’s employment;

•	full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination for awards that are considered by the Corporation to be granted in connection with the commencement of Mr. Rebelez’s employment so long as termination occurs following the second anniversary of Mr. Rebelez’s start date;

•	pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions that would have vested at the end of the performance period, based on actual performance during such performance period;

•	the right to exercise any vested stock options or SARs for up to 24 months; and

•	up to $10,000 in outplacement assistance.

The employment agreement with Mr. Rebelez also provides that, in the event of termination by the Corporation without “cause” or by Mr. Rebelez for “good reason” within 3 months prior to or 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Rebelez will be entitled to the following benefits:

•	a lump sum payment equal to two times the sum of his base salary, plus the average of his actual bonus attributable to the prior one, two or three years depending on Mr. Rebelez’s length of service;

•	a lump sum payment equal to his prorated bonus for the year of termination based on actual performance through the date of termination;

•	continued insurance coverage for a maximum of 24 months;

•	full vesting of any unvested stock options, SARs, and other equity-based awards;

•	full vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

Employment Agreement with John C. Cywinski

The employment agreement between the Corporation and Mr. Cywinski provides that, in the event of termination by the Corporation without “cause” or by Mr. Cywinski for “good reason” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Cywinski will be entitled to the following benefits:

•	any accrued base salary through the date of termination;

•	a lump sum payment equal to the sum of his annual base salary, plus the average of his actual bonus attributable to the prior one, two or three years, depending on Mr. Cywinski’s length of service;

•	continued insurance coverage for a maximum of 12 months;

•	full vesting of any unvested time- or service-based stock options, SARs, and other equity-based awards that would have vested during the 12-month period following the date of his termination;

•	pro rata vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions that would have vested at the end of the performance period, based on actual performance during such performance period;

•	the right to exercise any vested stock options or SARs for up to 24 months; and

•	up to $10,000 in outplacement assistance.

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2018 PROXY STATEMENT
COMPENSATION TABLES

The employment agreement with Mr. Cywinski also provides that, in the event of termination by the Corporation without “cause” or by Mr. Cywinski for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, Mr. Cywinski will be entitled to the following benefits:

•	a lump sum payment equal to two times the sum of his base salary, plus the average of his actual bonus attributable to the prior one, two or three years depending on Mr. Cywinski’s length of service;

•	a lump sum payment equal to his prorated bonus for the year of termination based on actual performance through the date of termination;

•	continued insurance coverage for a maximum of 24 months;

•	full vesting of any unvested stock options, SARs, and other equity-based awards;

•	full vesting of any unvested equity-based or long-term cash-based awards subject to performance-based vesting conditions, based on actual performance; and

•	the right to exercise any vested stock options or SARs for up to 24 months.

Amended and Restated Executive Severance and Change in Control Policy

Pursuant to the terms of the employment offer letters for Mr. Kalvin, Mr. Adel and Mr. del Olmo and the Amended and Restated Executive Severance and Change in Control Policy, if the executive’s employment is involuntarily terminated by the Corporation without “cause” prior to a “change in control,” upon executing a release of claims in favor of the Corporation, the executive will be entitled to the following benefits:

•	an amount equal to 12 months’ base salary, plus pro rata bonus; and

•	up to $5,000 in outplacement assistance.

The Amended and Restated Executive Severance and Change in Control Policy also provides that in the event the executive’s employment is involuntarily terminated by the Corporation without “cause” within 24 months following a “change in control” or the executive’s employment is voluntarily terminated for “good reason” within 24 months following a “change in control,” upon executing a release of claims in favor of the Corporation, the executive will be entitled to the following benefits:

•	an amount equal to 24 months’ base salary, plus the greater of (i) the target bonus for the year in which the termination occurs and (ii) the average of the executive’s actual bonus attributable to the prior three years;

•	full vesting of any unvested stock options, restricted stock, other unvested equity awards or grants, and unvested long-term cash-based awards subject to performance-based vesting conditions, based on actual performance;

•	up to $5,000 in outplacement assistance; and

•	continued insurance coverage for a maximum of 24 months.

Mr. del Olmo was subject to the same terms as Mr. Adel and Mr. Kalvin pursuant to the terms of the employment offer letter for Mr. del Olmo and the Amended and Restated Executive Severance and Change in Control Policy. Mr. del Olmo did not receive any severance benefits in connection with his departure from the Corporation in September 2017.

Employment Agreement with Julia A. Stewart

The employment agreement between Ms. Stewart and the Corporation provided that, in the event of termination by the Corporation without “cause” or by Ms. Stewart for “good reason” prior to a “change in control,” she would be entitled to the following benefits which she became entitled to upon her separation:

•	a lump sum payment equal to two times the sum of her annual base salary, plus the average of her actual bonus attributable to the prior three years ($5,250,500);

•	continued insurance coverage for a maximum of 24 months ($75,236 for full 24 months of coverage);

•	reimbursement of reasonable business expenses incurred through the date of termination;

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2018 PROXY STATEMENT
COMPENSATION TABLES

•	full vesting of all unvested stock options and any other equity-based awards as of the day immediately preceding the effective date of her separation agreement (estimated value of $5,430,159, based on the closing stock price on February 22, 2017); and

•	the right to exercise any vested stock options for up to 24 months.

Upon Ms. Stewart’s departure from the Corporation, she received severance payments and benefits consistent with her employment agreement, as discussed above, an additional payment of $500,000 less applicable taxes, withholdings and deductions required by law, an additional 12 months (in addition to the 24 months provided for in her employment agreement) to exercise any stock options or stock appreciation rights held by Ms. Stewart and reimbursement for reasonable attorney’s fees incurred by Ms. Stewart in connection with discussions regarding her separation agreement of $51,293. In connection with the receipt of the above, Ms. Stewart executed a general release of all claims and liabilities against the Corporation.

Employment Agreement with Thomas W. Emrey

Mr. Emery was subject to an employment agreement that provided for separation benefits similar to the benefits in place for the Corporation’s other NEOs. Mr. Emery did not receive any separation benefits under his employment agreement or the Corporation’s Amended and Restated Executive Severance and Change in Control Policy upon his separation.

Section 280G of the Code

The employment agreements for Mr. Joyce, Mr. Rebelez and Mr. Cywinski as well as the Amended and Restated Executive Severance and Change in Control Policy applicable to Mr. Kalvin and Mr. Adel, provide that if any payment or benefit received by the executive would not be deductible by reason of Section 280G of the Code, then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided, that no such reduction will be made unless the net after-tax benefit received by the executive after such reduction would exceed the net after-tax benefit received by the executive if no such reduction was made.

Potential Payments Upon Termination or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the continuing NEO’s employment had terminated or a “change in control” had occurred on December 31, 2017, based on the Corporation’s closing stock price on December 29, 2017. These benefits are in addition to benefits available generally to salaried employees.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and the Corporation’s stock price.

There can be no assurance that a termination or “change in control” would produce the same or similar results as those described if occurring on another date or at another price, or if any assumption used to prepare this information is not correct in fact. Please see “Employment Agreements and Change in Control Provisions” in the Compensation Discussion and Analysis section of this proxy statement for additional information. Please see the summary above for the amounts paid to Ms. Stewart in connection with her separation. No payments were made to Mr. Emrey or Mr. del Olmo upon their departures from the Corporation, and no payments were made to Mr. Dahl upon the cessation of his tenure as Interim Chief Executive Officer.

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2018 PROXY STATEMENT
COMPENSATION TABLES

The following table presents payments for involuntary termination by the Corporation for reasons other than “cause” or, in the case of Mr. Joyce, Mr. Rebelez and Mr. Cywinski, voluntary termination by the participant for “good reason” prior to a “change in control.”

Payments	Joyce	Kalvin	Rebelez	Cywinski	Adel

Cash Severance	$2,000,000	$333,773	$1,062,875	$575,000	$475,000

Pro-Rata Bonus Payment	$—	$158,160	$—	$—	$256,757

Time-Vested NQSO Spread Value	$—	$—	$—	$—	$—

Time-Vested RSA and RSU Value	$765,641	$—	$461,719	$347,031	$—

Cash LTIP Value	$—	$—	$—	$—	$—

Performance- and Time-Vested NQSO Spread Value	$—	$—	$—	$—	$—

Performance- and Time-Vested RSU Value	$—	$—	$—	$—	$—

Welfare Benefit Value	$18,186	$—	$18,432	$18,924	$—

Outplacement	$10,000	$5,000	$10,000	$10,000	$5,000

Aggregate Payments	$2,793,827	$496,933	$1,553,026	$950,955	$736,757

The following table presents payments for involuntary termination by the Corporation for reasons other than “cause” or, in the case of Mr. Joyce, Mr. Rebelez and Mr. Cywinski, voluntary termination by the participant for “good reason” following a “change in control” (“CIC”).

Payments	Joyce	Kalvin	Rebelez	Cywinski	Adel

Cash Severance	$3,000,000	$917,876	$2,125,750	$1,150,000	$1,282,500

Pro-Rata Bonus Payment	$—	$158,160	$243,755	$271,688	$256,757

Time-Vested NQSO Spread Value due to CIC	$—	$—	$—	$—	$—

Time-Vested RSA and RSU Value due to CIC	$4,111,970	$326,245	$918,162	$1,632,441	$290,023

Cash LTIP Value due to CIC	$—	$—	$—	$—	$—

Performance- and Time-Vested NQSO Spread value due to CIC	$3,552,500	$—	$—	$—	$—

Performance-and Time-Vested RSU Value due to CIC	$9,068,945	$—	$—	$—	$—

Welfare Benefit Value	$18,186	$37,056	$36,864	$37,848	$39,168

Outplacement	$10,000	$5,000	$10,000	$10,000	$5,000

Aggregate Payments	$19,761,601	$1,444,337	$3,334,531	$3,101,977	$1,873,448

The following table presents payments upon a “change in control” only and no termination of employment.

Payments	Joyce	Kalvin	Rebelez	Cywinski	Adel

Time-Vested NQSO Spread Value due to CIC	$—	$—	$—	$—	$—

Time-Vested RSA and RSU Value due to CIC	$4,111,970	$326,245	$918,162	$1,632,441	$290,023

Cash LTIP Value due to CIC	$—	$—	$—	$—	$—

Performance-and Time-Vested NQSO Spread value due to CIC	$—	$—	$—	$—	$—

Performance- and Time-Vested RSU Value due to CIC	$—	$—	$—	$—	$—

Aggregate Payments	$4,111,970	$326,245	$918,162	$1,632,441	$290,023

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2018 PROXY STATEMENT
COMPENSATION TABLES

The following table presents payments upon termination of employment due to disability or death.

Payments	Joyce	Kalvin	Rebelez	Cywinski	Adel

Pro-Rata Bonus Payment	$—	$158,160	$243,755	$271,688	$256,757

Time-Vested NQSO Spread Value due to Death or Disability	$—	$—	$—	$—	$—

Time-Vested RSA and RSU Value due to Death or Disability	$4,111,970	$326,245	$918,162	$1,632,441	$290,023

Cash LTIP Value due to Death or Disability	$—	$—	$—	$—	$—

Performance- and Time-Vested NQSO Spread value due to Death or Disability	$1,776,250	$—	$—	$—	$—

Performance- and Time-Vested RSU Value due to Death or Disability	$4,438,875	$—	$—	$—	$—

Aggregate Payments	$10,327,095	$484,405	$1,161,917	$1,904,129	$546,780

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Stephen P. Joyce, our CEO. Consistent with the Compensation Committee’s approach to our executive compensation program, we set compensation using a market-based approach. Accordingly, we strive to create a competitive global compensation program in terms of both the position and the geographic location in which the employee is located. As a result, our compensation program varies amongst each local market in order to allow us to provide a competitive compensation package.

Ratio

For 2017,

•	The median of the annual total compensation of all of our employees, other than Mr. Joyce, was $121,200.

•	Mr. Joyce’s annual total compensation was $7,754,880. This amount includes sign-on long-term incentive awards as follows: performance- and time-based NQSOs with a grant date fair value of $1,076,000, performance- and time-based RSUs with a grant date fair value of $1,783,000 and time-based RSUs with a grant date fair value of $3,043,500. Mr. Joyce did not participate in the 2017 Annual Incentive Plan but instead received a sign-on cash bonus of $750,000. The total used for purposes of the CEO pay ratio differs from the amount reported in the Total column of the 2017 Summary Compensation Table due to the annualization of Mr. Joyce’s salary and perquisites and other benefits and the inclusion of the company-paid portion of health insurance premiums.

•	Based on this information, the ratio of the annual total compensation of Mr. Joyce to the median of the annual total compensation of all employees is estimated to be 64 to 1. Mr. Joyce’s long-term incentive awards were intended to cover the entire term of his employment agreement, and it is currently not anticipated that he will receive any additional equity awards prior to the end of the term of his current employment agreement on February 1, 2021. As such, we anticipate our CEO pay ratio to decline significantly in future years.

Identification of Median Employee

We selected December 31, 2017 as the date on which to determine our median employee. As of that date, we had 501 employees, with 487 employees based in the United States and 14 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent or less of the Corporation’s total number of employees. The Corporation applied this de minimis exemption when identifying the median employee by excluding 14 employees in the UAE (4 employees), Mexico (8 employees), Canada (1 employee) and the Philippines (1 employee). In determining the median employee, 487 employees in the United States and no employees located outside of the United States were used for the de minimis calculation.

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2018 PROXY STATEMENT
COMPENSATION TABLES

For purposes of identifying the median employee from our employee population base, we considered the annual total sum of salary and target bonus, as compiled from our human resources records. We selected these compensation measures as they represent the principal forms of compensation delivered to all of our employees and this information is readily available. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2017.

Using this methodology, we determined that our median employee was a full-time, salaried employee located in Glendale, California. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules except that we elected to include the company-paid portion of health insurance premiums, which are normally excluded from the calculation of total compensation for purposes of the Summary Compensation Table.

The total compensation reported for Mr. Joyce differs from the Total column of the 2017 Summary Compensation Table as a result of the inclusion of the company-paid portion of health insurance premiums, which are excluded for Summary Compensation Table purposes. In addition, the 2017 Summary Compensation Table reflects the compensation earned by or granted to Mr. Joyce since his appointment to the position of CEO on September 12, 2017, while the total compensation reported for pay ratio purposes reflects the annualization of his base salary and perquisites and other benefits.

Securities Authorized for Issuance Under Equity Compensation Plans

During 2017, the Corporation issued equity securities pursuant to the 2016 Stock Incentive Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017 about Common Stock that may be issued under the 2016 Stock Incentive Plan.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) /Share	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

Equity Compensation Plans approved by security holders	1,272,048	61.44	1,394,408

Equity Compensation Plans not approved by security holders	—	—	—

Total	1,272,048	61.44	1,394,408

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2018 PROXY STATEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2017, the members of the Compensation Committee of the Board of Directors were Daniel J. Brestle (Chairman), Howard M. Berk, Caroline W. Nahas and Patrick W. Rose. None of the Corporation’s executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers or employees of the Corporation serve on the Compensation Committee and no Compensation Committee member had a relationship during 2017 that would require disclosure pursuant to Item 404 of Regulation S-K.

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2018 PROXY STATEMENT
EXECUTIVE OFFICERS OF THE CORPORATION

EXECUTIVE OFFICERS OF THE CORPORATION

General. The following table sets forth certain information with respect to each person who is currently an executive officer of the Corporation:

Name	Age	Position and Offices with the Corporation

Stephen P. Joyce	58	Chief Executive Officer

Darren M. Rebelez	52	President, IHOP Business Unit

John C. Cywinski	55	President, Applebee’s Business Unit

Bryan R. Adel	55	Senior Vice President, Legal, General Counsel and Secretary

Greggory H. Kalvin	58	Interim Chief Financial Officer and Senior Vice President, Corporate Controller

Executive officers of the Corporation are appointed by, and serve at the discretion of, the Board of Directors.

Biographical information for Mr. Joyce is provided in the section entitled “Proposal One: Election of Three Class III Directors.” Certain biographical information for the other executive officers is set forth below.

Mr. Rebelez was appointed to the position of President, IHOP Business Unit in May 2015. Mr. Rebelez served as executive vice president and chief operating officer for 7-Eleven, Inc., a convenience store chain, from July 2007 to October 2014. Previously, Mr. Rebelez held executive level positions with ExxonMobil’s Fuels Marketing Company. Mr. Rebelez has served as a director of Torchmark Corporation since 2010.

Mr. Cywinski was appointed to the position of President, Applebee’s Business Unit in March 2017. Mr. Cywinksi served as Executive Vice President of Strategic Innovation and Marketing at Brinker International, Inc. from March 2016 to March 2017. Mr. Cywinski was previously with Yum! Brands, Inc. in several roles from August 2010 to April 2014, including as President, KFC Corporation U.S. from November 2011 to April 2014.

Mr. Adel was appointed to the position of Senior Vice President, Legal, General Counsel and Secretary of the Corporation in August 2010. Mr. Adel served as senior vice president, general counsel and corporate secretary for Viant Holdings, Inc., a provider of healthcare payment solutions, from 2007 to 2010. Mr. Adel also spent over ten years at McDonald’s Corporation in various legal and business roles. Mr. Adel served on the board of directors of Chipotle Mexican Grill, Inc. from 2001 to 2003.

Mr. Kalvin was appointed to the position of Interim Chief Financial Officer in March 2017 and Senior Vice President, Corporate Controller of the Corporation in November 2009. Mr. Kalvin served as Vice President, Corporate Controller of the Corporation from 2007 to 2009 and Acting Chief Financial Officer of the Corporation from September 2008 to February 2009. Previously, Mr. Kalvin served as Chief Accounting Officer of j2 Global Communications, Inc. from 2003 to 2007.

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2018 PROXY STATEMENT
AUDIT-RELATED MATTERS

AUDIT-RELATED MATTERS

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Board of Directors has determined that:

•	each Audit and Finance Committee member is “independent” under the corporate governance listing standards of the NYSE and is or will become “financially literate,” as defined by the NYSE, within a reasonable period of time after appointment to the Audit and Finance Committee;

•	the Audit and Finance Committee satisfies the “financial management expertise” standard, as required by the NYSE; and

•	Douglas M. Pasquale, Chairman of the Audit and Finance Committee, is an “audit committee financial expert,” as defined by the SEC.

Management is responsible for the preparation of financial statements and the financial reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP (“Ernst & Young”), the Corporation’s independent auditor, is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit and Finance Committee is responsible for assisting the Board of Directors in monitoring:

•	the integrity of the Corporation’s financial statements;

•	the Corporation’s compliance with legal and regulatory requirements;

•	the Corporation’s independent auditor’s qualifications and independence; and

•	the performance of the Corporation’s independent auditor and the Corporation’s internal audit function.

It is the Audit and Finance Committee’s policy to review and approve in advance all proposed audit and non-audit services to be provided by the Corporation’s independent auditor.

During 2017, the Audit and Finance Committee met eight times and held separate discussions with management, the Corporation’s internal auditors and Ernst & Young. The Audit and Finance Committee reviewed and discussed the Corporation’s interim financial information contained in each quarterly earnings announcement with the Corporation’s Chief Executive Officer, Chief Financial Officer, General Counsel, Corporate Controller and Ernst & Young prior to public release. The Audit and Finance Committee reviewed the Corporation’s quarterly financial statements with management and Ernst & Young.

Management has represented to the Audit and Finance Committee that the Corporation’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Corporation’s fiscal year ending December 31, 2017 annual consolidated financial statements. The Audit and Finance Committee has also discussed the following with Ernst & Young:

•	the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC which include, among other items, matters related to the conduct of the audit of the Corporation’s annual consolidated financial statements;

•	the critical accounting policies and practices used in the preparation of the Corporation’s annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that Ernst & Young discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by Ernst & Young; and

•	other written communications between Ernst & Young and management.

In addition, the Audit and Finance Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s

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2018 PROXY STATEMENT
AUDIT-RELATED MATTERS

communications with the Audit and Finance Committee concerning independence, and has discussed with Ernst & Young the firm’s independence from the Corporation and management, including all relationships between Ernst & Young and the Corporation.

The Audit and Finance Committee has considered whether the provision of non-audit services by Ernst & Young in the fiscal year ending December 31, 2017 is compatible with maintaining the auditors’ independence and determined that the provision of non-audit services by Ernst & Young is compatible with maintaining the auditors’ independence. The Audit and Finance Committee discussed with the Corporation’s internal auditors, Ernst & Young and management the overall scope and plans for their respective audits. The Audit and Finance Committee met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their respective audits, the evaluations of the Corporation’s internal controls over financial reporting, and the overall quality of the Corporation’s financial reporting. The Audit and Finance Committee also discussed with Ernst & Young whether there were any audit problems or difficulties, and management’s response. In addition, the Audit and Finance Committee monitored the Corporation’s compliance activities relating to the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions described above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017, for filing with the SEC.

The Audit and Finance Committee also selected Ernst & Young as the Corporation’s independent auditor for the fiscal year ending December 31, 2018. The Board of Directors is recommending that stockholders ratify this appointment at the Annual Meeting.

THIS REPORT IS SUBMITTED BY THE

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Douglas M. Pasquale (Chairman)

Howard M. Berk

Richard J. Dahl

Gilbert T. Ray

Independent Auditor Fees

The following table sets forth information concerning Ernst & Young’s fees for the fiscal years ended December 31, 2017 and 2016. All of the fees shown in the table were approved by the Audit and Finance Committee in conformity with its pre-approval process.

Type of Fee	2017	2016

Audit Fees	$1,511,448	$1,386,729

Audit-Related Fees	16,900	21,000

Tax Fees	195,283	160,489

All Other Fees	2,670	1,995

Total	$1,726,301	$1,570,213

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Corporation’s annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs.

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2018 PROXY STATEMENT
AUDIT-RELATED MATTERS

Tax Fees comprise fees for tax compliance, tax planning, and tax advice, including the provision of such services in connection with business acquisition and divestiture activities.

All Other Fees consists of fees relating to other non-audit and non-tax services.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The Audit and Finance Committee reviews and, as appropriate, approves in advance the independent auditor’s annual engagement letter, including the proposed fees contained therein. The Audit and Finance Committee also reviews all audit and permitted non-audit engagements and relationships between the Corporation and its independent auditor, and approves in advance all of the fees related thereto. These services may include audit services, audit-related services, tax services, and other specifically designated non-audit services.

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2018 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL ONE: ELECTION OF THREE CLASS III DIRECTORS

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has designated the three nominees listed below for election as Class III directors of the Corporation to serve for a term of three years that will expire at the Corporation’s 2021 annual meeting of stockholders. The Board of Directors has also designated Richard J. Dahl to serve as the independent Chairman of the Board of Directors.

No stockholder recommended any candidates to stand for election to the Board of Directors at the Annual Meeting. Your proxy will be voted as specified thereon or, if no instructions are given, for the Board of Directors nominees; however, the persons designated to vote proxies reserve full discretion to vote the shares represented by the proxies for the election of any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees, each of whom currently serves on the Board of Directors, will be unavailable or unable to serve if elected.

The Board of Directors believes that each of the director nominees and continuing directors is well qualified to serve on the Board of Directors, and each of the nominees brings his or her particular business, industry and financial experience and expertise to the Board of Directors. The Board of Directors believes that the backgrounds and qualifications of all of the directors, considered as a group, provide a complementary blend of experience, knowledge and abilities.

Director Nominees

The following paragraphs give the name and age of each director nominee, as well as each nominee’s business experience over the last five years or more. Immediately following the description of each nominee’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the nominee should serve as a director of the Corporation. Patrick W. Rose, a Class III director will not stand for re-election to the Board of Directors at the Annual Meeting.

Class III Directors—Terms to Expire in 2018

Richard J. Dahl (age 66). Mr. Dahl serves as the Corporation’s independent Chairman of the Board of Directors, a position he has held since September 2017. From March 2017 to September 2017, Mr. Dahl served as the Chairman of the Board of Directors and Interim Chief Executive Officer of the Corporation. He also served briefly as Interim President, Applebee’s Business Unit in March 2017 prior to Mr. Cywinski’s appointment to that role. He has served on the Corporation’s Board of Directors since 2004 and served as the Corporation’s Lead Director from January 2010 to March 2017. Mr. Dahl has served as the chairman of the board of directors of the James Campbell Company LLC, a nationally diversified real estate company, since 2010 and previously served as the president and chief executive officer of James Campbell Company LLC from August 2010 to December 2016. He has been a member of the boards of directors of Hawaiian Electric Industries, Inc. and its subsidiary, Hawaiian Electric Company, Inc., since January 2017. He has been a member of the boards of directors of IDACORP, Inc. and its principal subsidiary, Idaho Power Company, since 2008. He served as a member of the board of directors of International Rectifier Corporation from February 2008 to January 2015 and as chairman of the board from May 2008 to January 2015. Mr. Dahl also served on the board of directors and as president and chief operating officer of Dole Food Company, Inc. from 2004 to 2007. Mr. Dahl’s qualifications to sit on the Corporation’s Board of Directors include his experience in senior management of public and private companies, including service as chairman, president, chief executive officer, chief operating officer and chief financial officer, his experience on the boards of directors of public companies, including service as the former chairman of the Audit and Finance Committee of the Corporation and on the audit committees of other public companies and his experience as a certified public accountant.

Stephen P. Joyce (age 58). Mr. Joyce serves as the Corporation’s Chief Executive Officer, a position he has held since September 2017. He has also served on the Corporation’s Board of Directors since February 2012. Mr. Joyce served as president and chief executive officer of Choice Hotels International, Inc., a publicly-traded lodging franchisor, from 2008 to September 2017 and as a director from 2008 to September 2017. From 1982 to 2008, Mr. Joyce was with Marriott International, Inc., where he attained the role of executive vice president, global development/owner and franchise services,

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2018 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

in addition to holding other leadership positions. Mr. Joyce’s qualifications to sit on the Corporation’s Board of Directors include his experience in senior management of public companies, including service as president, chief executive officer and chief operating officer, and his experience on the boards of directors of public and private companies and not-for-profit organizations.

Lilian C. Tomovich (age 50). Ms. Tomovich has served on the Corporation’s Board of Directors since January 2017. She has served as the Chief Experience Officer and Chief Marketing Officer for MGM Resorts International, a global hospitality company, since July 2014. Ms. Tomovich served as the Senior Vice President, US Consumer Marketing for MasterCard Worldwide, a global payments solutions company, from 2013 to 2014 and was the country head of Marketing for Canada from 2010 to 2013. Ms. Tomovich’s qualifications to sit on the Corporation’s Board of Directors include her 25 years of marketing experience across all channels in the hospitality, retail, financial services and telecom industries.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION

OF ALL OF THE DIRECTOR NOMINEES.

Continuing Directors

Class I Directors—Terms to Expire in 2019

Howard M. Berk (age 53). Mr. Berk has served on the Corporation’s Board of Directors since 2009. Since 2002, Mr. Berk has been a partner at MSD Capital, L.P., a private investment firm. From 1998 to 2002, Mr. Berk was managing director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies. From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries. Prior to that, he was with Goldman, Sachs & Co., where he worked in the principal investment area, as well as the mergers and acquisitions department. Mr. Berk’s qualifications to sit on the Corporation’s Board of Directors include his experience in dealing with public company boards of directors from a public investor perspective and his experience in finance and managing and investing private capital.

Daniel J. Brestle (age 72). Mr. Brestle has served on the Corporation’s Board of Directors since 2009. Mr. Brestle has served as a Senior Advisor to GF Capital Management & Advisors, LLC, a private equity and real estate investment company, since 2009. Previously, Mr. Brestle served as vice chairman and president of Estee Lauder Companies Inc. North America, a manufacturer and marketer of cosmetics products. Mr. Brestle held this position until he retired in 2009 after spending more than 30 years in leadership positions within the Estee Lauder organization and its family of brands. During his tenure, he held numerous positions including chief operating officer and group president of Estee Lauder’s high growth specialty brands. Prior to these positions, he was president of the Estee Lauder, Clinique and Prescriptives brands. Prior to Estee Lauder, Mr. Brestle held various positions of increasing responsibility in distribution, manufacturing and operations at Johnson & Johnson and served in the United States Air Force. Mr. Brestle served on the board of directors of Abercrombie & Fitch from 2005 to 2007. Mr. Brestle’s qualifications to sit on the Corporation’s Board of Directors include his experience in senior management at a multi-national consumer products public company, including experience in operations, manufacturing, marketing and brand-building, and his experience on the boards of directors of public companies.

Caroline W. Nahas (age 69). Ms. Nahas has served on the Corporation’s Board of Directors since 1992. She has served as Vice Chair of Korn Ferry, an organizational and people advisory firm, since January 2015. From 1998 to 2015, she held the position of managing director, Southern California, or similar positions, at Korn/Ferry International. She also served as a member of the executive committee of Korn/Ferry International from 1995 until 1998. Ms. Nahas is the former chairman of the board of directors and currently serves on the executive committee of the United Way of Greater Los Angeles. Ms. Nahas is also an executive committee member of the UCLA Anderson School of Management-Board of Visitors. She previously served as a director of the Los Angeles Chamber of Commerce and Town Hall Los Angeles. Ms. Nahas’ qualifications to sit on the Corporation’s Board of Directors include her experience in a senior executive position with a professional services firm, her expertise in executive recruiting, human resources and compensation matters, and her experience on for-profit and not-for-profit boards of directors.

Gilbert T. Ray (age 73). Mr. Ray has served on the Corporation’s Board of Directors since 2004. He retired as a partner of the law firm of O’Melveny & Myers LLP in 2000. Mr. Ray practiced corporate law and has extensive experience with conventional corporate and tax exempt transactions, as well as international finance. He served as counsel in connection with numerous securities offerings, acquisitions, dispositions and mergers. In addition, Mr. Ray has been a member of the board of directors

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2018 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

of DiamondRock Hospitality Company since 2004. He formerly served on the board of directors of three other publicly-traded companies. Mr. Ray is also a trustee of the Seasons Series Trust, the SunAmerica Series Trust and The John Randolph Haynes and Dora Haynes Foundation. Mr. Ray’s qualifications to sit on the Corporation’s Board of Directors include his years of extensive experience in the legal industry as an advisor, his valuable insights with respect to compensation and corporate governance matters and his perspective in board deliberations drawing from lessons learned from his service on the boards of directors of public and private companies and non-profit organizations.

Class II Directors—Terms to Expire in 2020

Larry A. Kay (age 70). Mr. Kay has served on the Corporation’s Board of Directors since 1987, before the Corporation went public. Mr. Kay served as the Lead Director of the Board of Directors of the Corporation from 2006 to 2009. He served as Chairman of the Board of Directors of the Corporation from 2003 to 2006. From 1978 to 1993, Mr. Kay was employed by the Corporation in a variety of capacities, including general counsel and executive vice president, administration. Mr. Kay served as chief executive officer and managing member of BSG Technologies, LLC, a sound technology licensing company, from 2008 to 2016. Mr. Kay was a private consultant and investor from 1994 to 2008. He serves as a director of Design Center Solutions, Inc. dba Bridgeway Media Group and is an honorary member of the board of directors of the New Century Chamber Orchestra. Mr. Kay’s qualifications to sit on the Corporation’s Board of Directors include his prior experience as the Corporation’s Chairman of the Board of Directors and Lead Director, his experience as a consultant and private investor, his prior experience in senior management of the Corporation and his service on the boards of directors of private companies and non-profit organizations.

Douglas M. Pasquale (age 63). Mr. Pasquale has served on the Corporation’s Board of Directors since March 2013. He has served as chief executive officer of Capstone Enterprises Corporation, an investment and consulting firm, since January 2012. Mr. Pasquale served as Nationwide Health Properties’ chairman of the board of directors from 2009 to 2011, president and chief executive officer from 2004 to 2011 and executive vice president and chief operating officer from 2003 to 2004. Mr. Pasquale served as a director of Nationwide Health Properties from 2003 to 2011. He also served on the board of directors of Ventas, Inc. from 2011 to May 2017. Mr. Pasquale has served on the board of directors of Alexander & Baldwin, Inc. since 2005, Terreno Realty Corporation since 2010 and Sunstone Hotel Investors, Inc. since 2011. Mr. Pasquale’s qualifications to sit on the Corporation’s Board of Directors include his prior experience in senior executive positions at public and private companies, his experience in management, accounting, finance, mergers, acquisitions and strategic planning, and his service on the boards of directors of public and private companies.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT AUDITOR FOR THE 2018 FISCAL YEAR

Ernst & Young LLP served as the Corporation’s independent auditor for the fiscal year ended December 31, 2017 and the Audit and Finance Committee has unanimously selected Ernst & Young LLP to serve as the Corporation’s independent auditor for the fiscal year ending December 31, 2018.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the proxy card will vote all proxies in favor of ratifying the appointment of Ernst & Young LLP as the Corporation’s independent auditors. If stockholders do not approve this proposal, the Audit and Finance Committee will reconsider the appointment of Ernst & Young LLP as the Corporation’s independent auditor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S

INDEPENDENT AUDITOR FOR THE 2018 FISCAL YEAR.

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2018 PROXY STATEMENT
MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING

PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, the Board of Directors provides stockholders with the opportunity to cast an advisory vote on the Corporation’s executive compensation. Pursuant to an advisory vote at our 2017 annual meeting, our stockholders elected to hold such advisory votes on an annual basis until the next vote regarding the frequency of future advisory votes which will occur at the annual meeting in 2023.

The core of the Corporation’s executive compensation policies and practices continues to be to pay-for-performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Board of Directors believes the Corporation’s compensation programs and policies are strongly aligned with the long-term interests of the stockholders of the Corporation.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on executive compensation, including the Corporation’s compensation philosophy and objectives and the 2017 compensation of the Corporation’s NEOs.

The Board of Directors recommends that stockholders indicate their support for the compensation of the Corporation’s NEOs and the Corporation’s compensation philosophy as described in this proxy statement by approving the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Corporation’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table, other compensation tables, narrative discussion and related disclosure.”

Although this vote is advisory and therefore non-binding on the Corporation, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE CORPORATION’S NAMED

EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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2018 PROXY STATEMENT
PROPOSALS OF STOCKHOLDERS

PROPOSALS OF STOCKHOLDERS

No proposals of stockholders were received by the Corporation to be presented at the Annual Meeting. The Board of Directors will make provision for presentation of proposals of stockholders at the 2019 annual meeting of stockholders provided such proposals are submitted by eligible stockholders who have complied with the Bylaws of the Corporation and/or the relevant regulations of the SEC. In order for any such proposals to be considered for inclusion in the proxy materials for the 2019 annual meeting of stockholders, the proposal should be mailed to Dine Brands Global, Inc., Attn: Office of the Secretary, 450 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 3, 2018.

Stockholders who intend to present a proposal at the 2019 annual meeting of stockholders without inclusion of such proposal in the Corporation’s proxy materials or to nominate a director to stand for election at the 2019 annual meeting of stockholders are required to provide notice of such proposal or nomination to the Corporation no earlier than February 14, 2019 and no later than March 16, 2019. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

62

2018 PROXY STATEMENT
HOUSEHOLDING OF PROXY MATERIALS

HOUSEHOLDING OF PROXY MATERIALS

The SEC permits us to deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. We will promptly deliver a separate copy of the notice, proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate notice, proxy statement or annual report can notify us at Dine Brands Global, Inc., Investor Relations, 450 North Brand Boulevard, 7th Floor, Glendale, CA 91203, telephone: (866) 995-DINE. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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2018 PROXY STATEMENT
OTHER BUSINESS

OTHER BUSINESS

As of the date of this proxy statement, the management of the Corporation is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Bryan R. Adel

Senior Vice President, Legal, General Counsel and Secretary

April 2, 2018

Glendale, California

64

2018 PROXY STATEMENT
APPENDIX A

Appendix  A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

This proxy statement includes references to the Corporation’s non-GAAP financial measures “adjusted net income available to common stockholders (AEPS or adjusted EPS).” “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. Management may use non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Additionally, adjusted EPS is one of the metrics used in determining payouts under the Corporation’s annual cash incentive plan. Management believes that non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Corporation’s performance compared to prior periods and the marketplace. Adjusted EPS is supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

A-1

2018 PROXY STATEMENT
APPENDIX A

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Impairment of goodwill and intangible assets; executive separation costs; amortization of intangible assets; closure and other impairment charges; non-cash interest expense; gain or loss on disposition of assets; the combined tax effect of the preceding adjustments, and income tax adjustments considered unrelated to the respective current period operations, as well as related per share data:

Twelve Months Ended December 31, 2017

Net income (loss) available to common stockholders, as reported	$(324,020)

Impairment of goodwill and intangible assets	531,634

Executive separation costs	8,782

Amortization of intangible assets	10,009

Closure and other impairment charges	3,968

Non-cash interest expense	3,364

Loss (gain) on disposition of assets	(6,249)

Net income tax provision for above adjustments	(73,444)

Income tax adjustments(1)	(72,111)

Net income allocated to unvested participating restricted stock	(8,283)

Net income available to common stockholders, as adjusted	$73,650

Net income (loss) available to common stockholders, as reported	$(18.28)

Impairment of goodwill and intangible assets	26.25

Executive separation costs	0.31

Amortization of intangible assets	0.35

Closure and other impairment charges	0.14

Non-cash interest expense	0.12

Loss (gain) on disposition of assets	(0.22)

Income tax adjustments(1)	(4.07)

Net loss (income) allocated to unvested participating restricted stock	(0.46)

Rounding	0.01

Diluted net income available to common stockholders per share, as adjusted	$4.15

Numerator for basic EPS-income available to common stockholders, as adjusted	$73,650

Effect of unvested participating restricted stock using the two-class method	—

Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$73,650

Denominator for basic EPS-weighted-average shares	17,725

Effect of dilutive securities:

Stock options	15

Denominator for diluted EPS-weighted-average shares and assumed conversions	17,740

(1)	Adjustments to deferred tax balances: primarily related to revaluation of deferred taxes at a federal tax rate of 21% in accordance with the Tax Cuts and Jobs Act.

A-2

Admission Ticket
DINE BRANDS GLOBAL, INC.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 14, 2018.
Vote by Internet
• Go to www.envisionreports.com/DIN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.
1. Election of Class III Directors: For Against Abstain
01 - Richard J. Dahl
For Against Abstain
02 - Stephen P. Joyce
For Against Abstain
03 - Lilian C. Tomovich
For Against Abstain
2. To ratify the appointment of Ernst & Young LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2018.
For Against Abstain
3. To approve, on an advisory basis, the compensation of the Corporation’s named executive officers.
B Non-Voting Items
Change of Address — Please print your new address below.
Comments — Please print your comments below.
Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.
Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
1UPX
02RXQD

2018 Annual Meeting Admission Ticket
2018 Annual Meeting of Stockholders
Dine Brands Global, Inc.
Tuesday, May 15, 2018 at 8:00 AM Local Time
Dine Brands Global, Inc.
450 North Brand Boulevard
Glendale, California 91203
Upon arrival, please present this admission ticket
and photo identification at the registration desk.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Dine Brands Global, Inc.
Notice of 2018 Annual Meeting of Stockholders
Proxy Solicited by the Board of Directors for the Annual Meeting — May 15, 2018
Stephen P. Joyce and Bryan R. Adel, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Dine Brands Global, Inc. to be held on May 15, 2018 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted on appear on reverse side.)